EXECUTION COPY



                            STOCK PURCHASE AGREEMENT

                                 by and between

                                 ASP/MILTEX LLC

                                   as "Seller"

                                       and

                        INTEGRA LIFESCIENCES CORPORATION

                                   as "Buyer"

                          with respect to the Shares of
                              MILTEX HOLDINGS, INC.



                           Dated as of April 19, 2006



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                                TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS..........................................................1
         1.1.     Certain Defined Terms........................................1
         1.2.     Other Defined Terms..........................................9

ARTICLE 2 PURCHASE AND SALE OF SHARES.........................................10
         2.1.     Transfer of Shares..........................................10
         2.2.     Purchase Price..............................................10
         2.3.     Pre-Closing Estimate........................................11
         2.4.     Post-Closing Adjustment.....................................11
         2.5.     Withholding.................................................13
         2.6.     Escrow......................................................13

ARTICLE 3 CLOSING.............................................................14
         3.1.     Closing.....................................................14
         3.2.     Closing Documents...........................................14

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLER............................14
         4.1.     Organization and Qualification; No Subsidiaries
                  or Other Interests..........................................14
         4.2.     Authorization, etc..........................................15
         4.3.     No Conflict or Violation....................................15
         4.4.     Third-Party Consents........................................16
         4.5.     Brokers.....................................................16
         4.6.     Financial Statements........................................16
         4.7.     No Material Adverse Change..................................17
         4.8.     Absence of Certain Changes and Events Since
                  Balance Sheet Date..........................................17
         4.9.     Permits.....................................................18
         4.10.    Compliance with Certain Laws and Permits....................18
         4.11.    Title to Shares; Title to and Condition of
                  Certain Assets..............................................18
         4.12.    Real Property...............................................19
         4.13.    Material Contracts..........................................21
         4.14.    Intellectual Property.......................................22
         4.15.    Litigation..................................................22
         4.16.    Inventory...................................................23
         4.17.    Certifications; Product Safety..............................23
         4.18.    Certain Relationships.......................................23
         4.19.    Export..................................................... 23
         4.20.    Insurance...................................................24
         4.21.    Employees and Plans.........................................24
         4.22.    Environmental Matters.......................................27
         4.23.    No Undisclosed Liabilities..................................27
         4.24.    Taxes...................................................... 27
         4.25.    Product Liability...........................................29
         4.26.    Exclusivity of Representations..............................30

                                       i
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ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER.............................30
         5.1.     Organization, Authorization, etc............................30
         5.2.     No Conflict or Violation....................................30
         5.3.     Third-Party Consents........................................31
         5.4.     Litigation..................................................31
         5.5.     Funding.....................................................31
         5.6.     Investment Intent...........................................31
         5.7.     Brokers.....................................................31

ARTICLE 6 CERTAIN COVENANTS OF SELLER.........................................31
         6.1.     Access and Investigation....................................31
         6.2.     Operation of the Business...................................32
         6.3.     Negative Covenant...........................................32
         6.4.     Required Approvals..........................................32
         6.5.     Notification................................................33
         6.6.     No Negotiation, etc.........................................33
         6.7.     Best Efforts................................................33
         6.8.     Interim Financial Statements; S-X Modifications.............33
         6.9.     Nondisclosure...............................................34
         6.10.    Payment of Obligations......................................34
         6.11.    Contribution of Preferred Stock.............................35
         6.12.    Contribution of Owned Real Property.........................35

ARTICLE 7 CERTAIN COVENANTS OF BUYER..........................................35
         7.1.     Required Approvals..........................................35
         7.2.     Nondisclosure...............................................35
         7.3.     Notification................................................36
         7.4.     Withholding Amount..........................................36
         7.5.     Best Efforts................................................36
         7.6.     Officer and Director Indemnification........................36
         7.7.     Further Assurances..........................................37

ARTICLE 8 CONDITIONS TO SELLER'S OBLIGATIONS..................................37
         8.1.     Representations, Warranties and Covenants...................37
         8.2.     Certain Consents............................................37
         8.3.     No New Action with Respect to Transactions..................37
         8.4.     Additional Agreements.......................................37
         8.5.     Closing Documents...........................................37

ARTICLE 9 CONDITIONS TO BUYER'S OBLIGATIONS...................................38
         9.1.     Representations, Warranties and Covenants...................38
         9.2.     Certain Consents............................................38
         9.3.     No New Action With Respect to Transactions..................38
         9.4.     Additional Agreements.......................................38
         9.5.     Closing Documents...........................................38
         9.6.     No Material Adverse Change..................................39
         9.7.     Leased Real Property Subject to Installment
                  Sales Agreement.............................................39

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ARTICLE 10 TERMINATION BEFORE CLOSING.........................................39
         10.1.    Termination.................................................39
         10.2.    In the Event of Termination.................................40

ARTICLE 11 SURVIVAL AND INDEMNIFICATION.......................................40
         11.1.    Survival of Representations, Warranties
                  and Covenants...............................................40
         11.2.    General Indemnification.....................................41
         11.3.    Tax Indemnification.........................................43
         11.4.    Character of Indemnification Payments.......................45

ARTICLE 12 [RESERVED].........................................................45

ARTICLE 13 CERTAIN POST-CLOSING MATTERS.......................................45
         13.1.    Post-Closing Confidentiality................................45

ARTICLE 14 TAX AND ACCOUNTING MATTERS.........................................46
         14.1.    Preparation of Tax Returns..................................46
         14.2.    Tax Refunds.................................................47
         14.3.    Cooperation on Tax Matters..................................47
         14.4.    Withholding Forms...........................................48
         14.5.    Transfer Taxes..............................................48
         14.6.    Section 338 Election; Ordinary Course of
                  Business....................................................48
         14.7.    Tax Sharing Agreements......................................48
         14.8.    Tax Benefit Payment.........................................48

ARTICLE 15 MISCELLANEOUS......................................................48
         15.1.    Assignment; No Third Party Beneficiaries....................48
         15.2.    Notices.....................................................49
         15.3.    Choice of Law, etc..........................................49
         15.4.    Entire Agreement; Amendments and Waivers....................49
         15.5.    Counterparts................................................50
         15.6.    Expenses....................................................50
         15.7.    Invalidity..................................................50
         15.8.    Cumulative Remedies.........................................50
         15.9.    Time; Captions; Exhibits and Schedules......................50
         15.10.   No Strict Construction......................................50
         15.11.   Further Assurances..........................................51

                                      iii


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EXHIBITS

Exhibit A               Miltex Subsidiaries
Exhibit 1.1(a)          Calculation of Working Capital
Exhibit 1.1(b)          Forms of Employment Agreements
Exhibit 1.1(c)          Form of Escrow Agreement
Exhibit 1.1(d)          Form of Sellers Agreement
Exhibit 2.2(a)(ii)      Certain Obligations To Be Paid at Closing
Exhibit 3.2             Closing Agenda
Exhibit 6.9(b)          Form of Press Release

         This Stock Purchase Agreement (this "Agreement") is entered into as of April 19, 2006, by and between Integra LifeSciences Corporation, a Delaware corporation ("Buyer") and ASP/Miltex LLC, a Delaware limited liability company (in one capacity, "Seller" and, in another, the "Seller Representative" (to be appointed under the "Sellers Agreement" defined herein)).

                                    RECITALS

         A. As of the date hereof, Seller owns, of record and beneficially, (i) all of the outstanding preferred stock (the "Preferred Stock") of ASP/Miltex Holdings, Inc., a Delaware corporation and (ii) all of the outstanding stock (the "Shares") of Miltex Holdings, Inc., a Delaware corporation ("Miltex Holdings"), which directly or indirectly owns 100% of the equity securities of the companies listed on Exhibit A attached hereto (the "Miltex Subsidiaries"; together with Miltex Holdings, the "Miltex Companies").

         B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Shares, and the Optionholders (as defined herein) have agreed to surrender the Options (as defined herein) upon the terms contained in this Agreement and the Sellers Agreement (as defined herein).

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants and representations contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

                                   DEFINITIONS

         1.1. Certain Defined Terms

         As used in this Agreement:

         "Action" shall mean any legal action, product liability claim or other claim, proceeding, audit or governmental investigation; and "pending Action" or "Action pending" against or affecting any of the Miltex Companies shall mean any such action, claim proceeding, audit or investigation concerning which any of the Miltex Companies has received written notice.

         "Additional Agreements" shall mean the following agreements:

              (a) the Employment Agreements;

              (b) the Escrow Agreement; and

              (c) the Sellers Agreement.

         "Affiliate" shall mean, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

         "Balance Sheet" shall mean the audited consolidated balance sheet of Seller and the Miltex Companies dated as of December 31, 2005, a copy of which is attached to this Agreement as part of Section 4.6 of the Disclosure Schedule.

         "Balance Sheet Date" shall mean December 31, 2005.

         "Base Working Capital" shall mean $18,244,000.

         "Books and Records" shall mean all records used in or relating to the Miltex Companies or customers or suppliers of the Business, including in each case (i) all records that are in electronic form, (ii) all records relating to quality assurance, including all quality system procedures, policies, orders, complaints and related records, (iii) all lists of suppliers, vendors, or current or past customers, and all lists or other documents describing prospective customers (such as sales leads), (iv) all owned information describing marketing and selling tactics and strategy, (v) all regulatory filings and submissions to the FDA, (vi) all corporate minute books and stock records, (vii) all records relating to the employees, and (viii) all financial, accounting and Tax records.

         "Business" shall mean the Miltex Companies' business of developing, marketing, purchasing and selling hand-held, non-powered, alternate-site surgical instruments, podiatric instruments, veterinary instruments and dental instruments anywhere in the world.

         "Business Employees" shall mean all employees of each of the Miltex Companies who work in the Business.

         "Carryforward Overage" shall mean (and shall be equal to the amount by which) the Estimated Carryforward Payment exceeds the Carryforward Payment (as finally determined pursuant to Section 2.4).

         "Carryforward Payment" shall mean the product of 50 percent of (i) the excess of (A) the total Tax Savings Expenses over (B) the portion of Tax Savings Expenses that is used to reduce taxable income in any Pre-Closing Tax Period multiplied by (ii) 38 percent.

         "Carryforward Underage" shall mean (and shall be equal to the amount by which) the Carryforward Payment (as finally determined pursuant to Section 2.4) exceeds the Estimated Carryforward Payment.

         "Closing Working Capital" shall mean: (i) those categories of current assets of the Miltex Companies specified in Exhibit 1.1(a) as being included, less (ii) those categories of current liabilities of the Miltex Companies specified in Exhibit 1.1(a) as being included, in each case (A) as of the end of the day on the Closing Date (without giving effect to the transactions contemplated herein except as otherwise set forth on Exhibit 1.1(a)), and (B) otherwise calculated in a manner consistent with the calculation of the monthly working capital amounts averaged to create the Base Working Capital, all as finally determined pursuant to Section 2.4.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Confidential Information" shall mean all written or unwritten information about any Person and its business that is not available to the general public (unless such availability occurs as a result of a breach of this Agreement, any Additional Agreement, or any other agreement between parties hereto), including proprietary information, trade secrets, formulae, operational and financial data, product and process specifications and related costs, price and sales information, marketing methods, systems and procedures, data bases, computer programs and other computerized information, employee qualifications, salaries and resumes, client and customer lists and all records (including records that are in electronic form) and documents containing such information.

         "Contract" shall mean any agreement, contract, Real Property Lease, other lease, obligation, nongovernmental license or commitment to which any of the Miltex Companies is a party or by which any of the Miltex Companies or the Business is bound, whether oral or written, including any of the foregoing relating to Intellectual Property.

         "Disclosure Schedule" shall mean the schedule attached to and incorporated in this Agreement which sets forth the exceptions to the representations and warranties contained in Article 4 of this Agreement and certain other information called for by Article 4.

         "Employee Transaction Bonus Payments" shall mean an amount, if any, in cash payable to any employee or director of the Company as a result of the transactions contemplated hereby, up to $675,000 in the aggregate.

         "Employment Agreements" shall mean the Employment Agreements, dated as of the date hereof, between Buyer or one of the Miltex Companies and (i) Robert Perrett, and (ii) each of George Groom and Sean Browne, the forms of which are attached hereto as Exhibit 1.1(b).

         "Encumbrance" shall mean any claim, lien, pledge, mortgage, deed of trust, security interest, restriction, easement, option or other preemptive right, possessory right, encumbrance or other similar right.

         "Environmental Law" shall mean any federal, state, local or foreign statute, rule, regulation, order or judgment of any Governmental Authority designed to minimize, prevent, punish or remedy the consequences of, actions that damage or threaten the environment (including land surface, subsurface strata, above- and below-ground water, indoor and outdoor air and plant and animal life) or threaten public health or safety.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

         "Escrow Agent" shall mean the escrow agent under the Escrow Agreement.

         "Escrow Agreement" shall mean the Escrow Agreement, dated as of the Closing, between Buyer, the Escrow Agent and the Seller Representative, in substantially the form attached hereto as Exhibit 1.1(c).

         "FDA" shall mean the United States Food and Drug Administration.

         "Fixtures" shall mean all structures, portions of structures, roofs, elevators, heating or cooling systems, plumbing or water systems, electrical or gas systems, and other fixtures or improvements affixed to a portion of the Real Property.

         "GAAP" shall mean generally accepted accounting principles for financial reporting in the United States.

         "Governing Documents" shall mean, with respect to: (a) a corporation, the articles or certificate of incorporation and bylaws or code of regulations;
(b) a general partnership, the partnership agreement and any statement of partnership; (c) a limited partnership, the limited partnership agreement and certificate of limited partnership; a limited liability company, the articles of organization or certificate of formation and operating agreement; and (e) a different form of entity, any charter or similar document adopted or filed in connection with the organization of such entity; plus, in each case (i) all equity holders' agreements, voting agreements, joint venture agreements, registration rights agreements and other agreements relating to the organization of such Person or to the rights and obligations of the equity holders of such Person, and (ii) all amendments to any of the foregoing.

         "Governmental Authority" shall mean any: (a) nation, state, county, city, town, borough, village, or district; (b) federal, state, local, municipal, foreign or other government; (c) domestic or foreign agency, branch, department, board, commission, court, tribunal or other entity exercising administrative, executive, judicial, legislative, police, regulatory or taxing authority; (d) multinational organization; or (e) official of any of the foregoing.

         "GPO" shall mean a group purchasing organization.

         "Hazardous Substance" shall mean any substance, material or waste that is subject to regulation, control or mediation under any Environmental Law.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including all regulations promulgated thereunder, and any foreign equivalents.

         "including" shall mean including without limitation.

         "Installment Sales Agreement" shall mean that certain Installment Sale Agreement dated as of April 28, 1994 by and between York County Economic Development Corporation (f/k/a York County Industrial Development Corporation) and Miltex Dental Technologies, Inc. (successor in interest, by Assumption and Assignment Agreement dated May 25, 2001, to Moyco Industries Inc.), as amended by Amendment to Installment Sale Agreement dated as of May 2, 1995, with respect to the parcel of real property located in the Township of Springettsbury, County of York, Commonwealth of Pennsylvania, as more fully described in Section 4.12(c) of the Disclosure Schedule.

         "Intellectual Property" shall mean all Copyrights, Patents, Know-How, Trademarks and rights (including moral rights) used in or necessary to the

Business as currently conducted, including the items set forth on Section 4.14(a) of the Disclosure Schedule. For purposes of this definition:

                  (i) "Copyrights" shall mean registered claims of copyright, assignments of copyright, design rights, rights to mask works and database rights, and registrations and applications for registration of any of the foregoing;

                  (ii) "Know-How" shall mean methods, devices, technology, software, trade secrets, industrial designs, instrument drawings, know-how, show-how, technical and training manuals and documentation and other proprietary information, including proprietary processes, designs and formulae, and invention studies, invention disclosures and rights in inventions;

                  (iii) "Patents" shall mean United States patents and patent applications, continuations, continuations-in-part, divisions, reissues, reexam certificate, extensions, and foreign counterparts of such patents and related items; and

                  (iv) "Trademarks" shall mean (A) United States registered trademarks and United States registered service marks, applications for registration of such trademarks and service marks, renewal registrations and applications for renewal registrations, extensions and foreign counterparts of such registered trademarks, registered service marks and related items; (B) unregistered trademarks and service marks; (C) corporate names, business names and trade names, whether registered or unregistered; and (D) internet domain names and associated addresses and URLs.

         "Inventory" shall mean (i) all inventory held for resale with respect to the Business, including all inventory on consignment, and (ii) all raw materials, parts, supplies, components, work-in-process, finished products and packaging materials and similar items with respect to the Business, in each case wherever located.

         "knowledge" shall mean, (i) with respect to Seller, the knowledge of Robert Perrett, George Groom, Kevin Breeden, Sean Browne or Sharon McKiernan, and (ii) with respect to Buyer, the knowledge of Stuart M. Essig or John B. Henneman, III; provided, that, in each case, such individual shall be deemed to have knowledge if: (x) he or she has actual knowledge, or (y) a prudent individual would acquire actual knowledge in the course of a reasonable investigation regarding the accuracy of the relevant representation or warranty in this Agreement.

         "Law" shall mean any federal, state, local or foreign statute, rule, regulation, order, or judgment of any Governmental Authority applicable to any of the Miltex Companies or the Business, including any Environmental Law.

         "Leased Real Property" shall mean all real property, including all rights, easements and privileges appertaining or relating to such real property, and all Fixtures located on such real property, that is leased, licensed, or otherwise possessed (whether or not such possession is exclusive) by any of the Miltex Companies.

         "Losses" shall mean all costs, losses, diminutions in value, Taxes, liabilities, obligations, damages (whether direct, consequential, punitive, special or incidental), Actions, claims, costs of mitigation or remedial action, and expenses, including attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, whether or not pursuant to a third-party claim; provided, however, that "Losses" includes punitive damages only to the extent required to paid to a third party and includes consequential damages (i) only to the extent reasonably foreseeable and (ii) only with respect to willful actions or omissions resulting in covenant breaches.

         "Material Adverse Effect" or "Material Adverse Change" shall mean any event, change or effect that is materially adverse to the financial condition, results of operations, business, assets or operations of the Miltex Companies taken as a whole.

         "Optionholder" means a holder of Options who is listed in Section 4.11(b) of the Disclosure Schedule.

         "Options" means the outstanding options to purchase shares of ASP/Miltex Group Holdings, Inc. or Miltex Dental, Inc. common stock pursuant to the Option Agreements listed in Section 4.11(b) of the Disclosure Schedule.

         "Ordinary Course of Business" shall mean an action taken by a Person if
(a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.

         "Owned Real Property" shall mean all real property, including all rights, easements and privileges appertaining or relating to such real property, and all Fixtures located on such real property, that is owned in fee by any of the Miltex Companies.

         "Pension Catch-Up Amount" shall mean an amount equal to $141,000.

         "Permit" shall mean any license, permit, authorization, certificate or order of any Governmental Authority used in or related to the Business, including any issued pursuant to an Environmental Law.

         "Permitted Encumbrances" shall mean:

                    (a) All building codes, zoning ordinances and similar Laws affecting the Real Property, or any portion thereof;

                    (b) All easements, rights-of-way, servitudes, covenants,
                        conditions, restrictions, reservations, licenses, agreements, imperfections of title and other similar matters (i) that are disclosed as items # 9 (other than 37-Z page 83), 10, 11, 13, 14, 15, and 16 (other than
                        II-635, II-73, II-53, and MM-457) in Schedule B-2 of

                        Title Commitment No. 81060015 dated March 31, 2006 issued by Chicago Title Insurance Company with respect to the property located at 589 Davies Road, York, PA (the "Davies Road Commitment") and that is disclosed as item #19 in Schedule B of Title Commitment No. MT-53747 dated March 21, 2006 issued by Western Title and Escrow, as agent for Chicago Title Insurance Company with respect to the Owned Real Property (the "Montana Commitment"), so long as, in each case, the location on the applicable Real Property of any such title exception or matter noted in either of such title commitments (exclusive of item #15 in the Davies Road Commitment) does not impair in any material respect the present use of the applicable Real Property or (ii) the exercise or existence of any such title matter does not impair in any material respect the present use of the applicable Real Property;

                    (c) Any Encumbrances for Taxes not yet due and payable or
                        Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established and maintained in accordance with GAAP;

                    (d) All matters not otherwise defined herein as a "Permitted
                        Encumbrance" that (i) are disclosed in the Davies Road Commitment or the Montana Commitment, other than the items specifically noted in clause (b) above or (ii) would be reflected on an accurate and currently dated survey(s) of any portion of the Real Property, so long as, in each case, the exercise or existence of such matter does not impair in a material respect the present use of the applicable Real Property;

                    (e) All existing public and private roads and streets lying adjacent to any portion of the Real Property, and all rights therein and thereto;

                    (f) Any matters to which a Real Property Lease is subject or subordinate, provided that the use or exercise of any such matter does not impair in any material respect the present use of the Real Property affected thereby;

                    (g) Encumbrances consisting of mechanics', carriers', or
                        workmen's, repairmen's or similar liens arising or incurred in the Ordinary Course of Business;

                    (h) All notes or notices of violation of law or municipal
                        ordinances, orders or requirements noted in or issued by or any federal, state, county or municipal department having jurisdiction over the Real Property or any portion thereof and disclosed in Section 4.12 of the Disclosure Schedule; and

                    (i) Any Encumbrances that are described in the Disclosure
                        Schedule as being terminated or released at or prior to Closing, and that are so terminated or released.

         "Person" shall mean any individual, corporation, general or limited partnership, limited liability company, trust, governmental body or other entity.

         "Post-Closing Tax Period" means any Tax Period beginning after the Closing Date and that portion of any Straddle Period beginning after the Closing Date.

         "Pre-Closing Tax Period" means any Tax Period ending on or before the Closing Date and that portion of any Straddle Period ending on the Closing Date.

         "Real Property" shall mean, collectively, the Owned Real Property and the Leased Real Property.

         "Real Property Lease" shall mean any agreement, including without limitation, the Installment Sales Agreement, pursuant to which any of the Miltex Companies holds a possessory interest in any of the Leased Real Property, and all amendments thereto and renewals or extensions thereof.

         "Representative" shall mean, with respect to any Person, any officer, director, principal, attorney, agent, employee or other representative of such Person.

         "Sellers Agreement" shall mean the Sellers Agreement, dated as of the Closing, among Seller (as Seller and as the Seller Representative) and the Optionholders, in substantially the form attached hereto as Exhibit 1.1(d).

         "Straddle Period" means any Tax Period beginning before the Closing Date and ending after the Closing Date.

         "Tax" or "Taxes" shall mean, with respect to any Person, any and all taxes, assessments, levies, tariffs, duties or other charges or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including income, estimated income, gross receipts, profits, business, license, occupation, franchise, capital stock, real or personal property, sales, use, transfer, value added, employment or unemployment, social security, disability, alternative or add-on minimum, customs, excise, stamp, environmental, commercial rent or withholding taxes, and shall include any liability for Taxes of any other Person under Treasury Regulation ss. 1.1502-6 or any similar provision of state, local or foreign Tax Law, as a transferee or successor, by contract or otherwise.

         "Tax Period" means any period prescribed by any Governmental Authority for which a Tax Return is required to be filed or a Tax is required to be paid.

         "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, election, estimated Tax filing or other document (including any amendments thereof and attachments thereto) filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority with respect to any Tax.

         "Tax Savings Expenses" shall mean (i) any payment to employees (or former employees) or any other Optionholder of any of the Miltex Companies with respect to nonqualified options issued prior to the Closing, (ii) the Employee Transaction Bonus Payments, (iii) any unamortized deferred finance fees relating to the Indebtedness and any other deductions with respect to repayment of Indebtedness and (iv) amounts paid to terminate foreign currency exchange contracts.

         "Transaction Fees" shall mean an amount in cash equal to, as of the Closing Date, the sum of (i) the outstanding fees and expenses of Kaye Scholer LLP (ii) the outstanding fees and expenses of PricewaterhouseCoopers LLP, the Company's accountants, and (iii) any other outstanding or expected fees and expenses incurred or expected to be incurred by the Company or the Seller in connection with the transactions contemplated by this Agreement.

         "Transfer Taxes" shall mean any and all transfer, documentary, sales, use, gross receipts, stamp, registration, value added, recording, escrow and other similar Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement (including recording and escrow fees and any real property or leasehold interest transfer or gains tax and any similar Tax).

         "Withholding Amount" means the amount required to be withheld under applicable Law by the Miltex Companies from (a) any Optionholder for employee payroll, withholding and other Taxes relating to compensation payable or deemed paid to such Optionholder in respect of the cancellation and termination of the Options held by such Optionholder or (b) any Person in respect of the Employee Transaction Bonus Payments.

1.2.     Other Defined Terms

         Each of the following terms shall have the meaning given it in the Section set forth opposite such term below:

                  Term                                  Section
                  ----                                  -------
                  Agreement                             Preamble
                  Basket                                11.2(d)(i)
                  Buyer                                 Preamble
                  Buyer Group                           6.1
                  Buyer-Side Indemnified Persons        11.2(a)
                  Calculations                          2.4(a)
                  Cap                                   11.2(d)(i)
                  Closing                               3.1
                  Closing Agenda                        3.2
                  Closing Date                          3.1
                  COBRA                                 4.21(e)(iii)
                  Consents                              4.4
                  Dispute Notice                        2.4(c)

                  Employee Plan                         4.21(c)
                  Equipment                             4.11(d)
                  Escrow Disbursement Date              2.6
                  Estimated Carryforward Payment        2.3
                  Estimated Working Capital Overage     2.3
                  Estimated Working Capital Underage    2.3
                  Financial Statements                  4.6(a)
                  Indemnity Claim                       11.2(c)(i)
                  Indemnity Claim Notice                11.2(c)(i)
                  Indemnity Escrow Amount               2.2(a)(i)
                  Material Contract                     4.13(b)
                  Miltex Companies                      Recitals
                  Miltex Holdings                       Recitals
                  Miltex Subsidiaries                   Recitals
                  Miltex Subsidiaries Shares            4.11(b)
                  PBGC                                  4.21(e)(i)
                  Per Diem Taxes                        11.3(c)(i)
                  Preferred Stock                       Recitals
                  Purchase Price                        2.2
                  Seller                                Preamble
                  Seller Representative                 Preamble
                  Seller-Side Indemnified Persons       11.2(b)
                  Shares                                Recitals
                  Tax Benefit                           14.2(6)
                  Tax Claim                             11.3(e)
                  Tax Refund                            14.2(a)
                  U.S. Subsidiaries                     14.1
                  Working Capital Estimate              2.3
                  Working Capital Escrow Amount         2.2(a)(i)

ARTICLE 2

                           PURCHASE AND SALE OF SHARES

         2.1. Transfer of Shares

         At the Closing, Seller will sell and transfer to Buyer, and Buyer will purchase from Seller, the Shares, free and clear of all Encumbrances.

         2.2. Purchase Price

         The purchase price for the Shares (the "Purchase Price") shall be:

              (a) $101,000,000 (One Hundred and One Million Dollars), minus the Pension Catch-Up Amount, plus the Estimated Working Capital Overage or minus the

Estimated Working Capital Underage described in Section 2.3, plus the Estimated Carryforward Payment described in Section 2.3 payable at Closing by wire transfer of immediately available funds from Buyer as follows:

                  (i) an amount equal to the sum of (A) $5,000,000 (Five Million Dollars) (the "Indemnity Escrow Amount") and (B) $2,000,000 (Two Million Dollars)(the "Working Capital Escrow Amount"), to the interest-bearing escrow account designated by the Escrow Agent pursuant to the Escrow Agreement; and

                  (ii) the amounts, and to the accounts, necessary to repay all obligations set forth on Exhibit 2.2(a)(ii);

                  (iii) an amount in cash equal to the Withholding Amount to Miltex Holdings;

                  (iv) an amount necessary to pay the Transaction Fees and the Employee Transaction Bonus Payments (net of Withholding Amounts applicable thereto), to the accounts designated by Seller; and

                  (v) the remainder to the Seller Representative for further distribution to (A) Seller and the Optionholders as set forth in the Sellers Agreement and (B) to the other accounts designated by the Seller Representative pursuant to the Closing Agenda;

              (b) plus or minus the amount of the adjustment provided for in
Section 2.4 hereof.

              (c) plus the payment described in Section 14.8.

         2.3. Pre-Closing Estimate

         At least five days prior to the Closing Date, Seller shall deliver to Buyer (a) a good faith estimate (the "Working Capital Estimate") of (i) the Closing Working Capital and (ii) any Estimated Working Capital Overage or Estimated Working Capital Underage and (b) a good faith estimate (the "Estimated Carryforward Payment") of the Carryforward Payment. An "Estimated Working Capital Overage" shall exist when (and shall be equal to the amount by which) the Working Capital Estimate exceeds the Base Working Capital and an "Estimated Working Capital Underage" shall exist when (and shall be equal to the amount by which) the Base Working Capital exceeds the Working Capital Estimate.

         2.4. Post-Closing Adjustment

              (a) Closing Working Capital. No later than sixty (60) days after the Closing, Buyer shall deliver to the Seller Representative (i) a pro forma balance sheet for the Business as of the end of the day on the Closing Date,
(ii) its calculation with respect to the Closing Working Capital and (iii) its calculation of the Carryforward Payment, in each case prepared in collaboration with the Seller Representative (the "Calculations").

              (b) Review and Cooperation. The Seller Representative and its Representatives shall have the right to review the Calculations, and Buyer will cooperate with them in the review process and will provide them reasonable access to all Miltex Companies information used in the preparation of the Calculations.

              (c) Dispute Resolution. Pursuant to such review, no later than thirty (30) days after its receipt of the Calculations, the Seller Representative shall deliver to Buyer a notice (the "Dispute Notice") describing any item or amount in any of the Calculations that is disputed by the Seller Representative. The parties shall attempt to resolve any such dispute, but if they cannot do so within fifteen (15) days after the date that Buyer receives the Dispute Notice, then the parties shall jointly select an independent accountant to do so, which the parties initially agree will be Deloitte and Touche, if such firm will accept such appointment. The scope of the disputes to be resolved by the independent accountant shall be limited to the items of dispute set forth in the Dispute Notice and the independent accountants shall not make any determination even with respect to those items other than to settle the specific dispute within the amounts proposed by the parties. The determination made by such independent accountant will be final and binding on the parties, and Buyer, on the one hand, and the Seller Representative, on the other hand, will share equally the cost of retaining such independent accountant.

              (d) Adjustment Payment.

                  (i) If it is determined, pursuant to this Section 2.4, that
(a) the Closing Working Capital is less than the Working Capital Estimate, and
(b) there is a Carryforward Overage, then, not later than five (5) business days after such determination, the Seller Representative and Buyer shall instruct the Escrow Agent (x) to pay from the Working Capital Escrow Amount to Buyer the sum of (i) the excess of the Working Capital Estimate over the Closing Working Capital and (ii) the Carryforward Overage, by wire transfer of immediately available funds (and, if the Working Capital Escrow Amount is less than such sum, Seller shall pay to Buyer, by wire transfer of immediately available funds, an amount sufficient to make up, when combined with the Working Capital Escrow Amount, the full amount of such sum) and (y) to pay from the Working Capital Escrow Amount to the Seller Representative the remainder thereof, if any.

                  (ii) If it is determined, pursuant to this Section 2.4, that
(a) the Closing Working Capital is less than the Working Capital Estimate, and
(b) there is a Carryforward Underage, then, not later than five (5) business days after such determination, (i) the Seller Representative and Buyer shall instruct the Escrow Agent to pay from the Working Capital Escrow Amount to Buyer the excess of the Working Capital Estimate over the Closing Working Capital by wire transfer of immediately available funds (and, if the Working Capital Escrow Amount is less than the amount of such excess, Seller shall pay to Buyer, by wire transfer of immediately available funds, an amount sufficient to make up, when combined with the Working Capital Escrow Amount, the full amount of such excess), (ii) the Seller Representative and Buyer shall instruct the Escrow Agent to pay from the Working Capital Escrow Amount to the Seller Representative the remainder thereof, if any, and (iii) Buyer will pay to the Seller Representative the Carryforward Underage, by wire transfer of immediately available funds. Notwithstanding the foregoing, if the excess of the Working Capital Estimate over the Closing Working Capital is greater than the Carryforward Underage, then the Seller Representative and Buyer shall instruct the Escrow Agent to deduct the Carryforward Underage from the amount the Escrow Agent is otherwise required to pay from the Working Capital Escrow Amount pursuant to clause (i) above, and Buyer shall not be obligated to pay the Carryforward Underage to the Seller Representative pursuant to clause (iii) above.

                  (iii) If it is determined, pursuant to this Section 2.4, that
(a) the Closing Working Capital is greater than the Working Capital Estimate, and (b) there is a Carryforward Underage, then, not later than five (5) business days after such determination, (i) Buyer will pay to the Seller Representative the sum of (x) the excess of the Closing Working Capital over the Working Capital Estimate and (y) the Carryforward Underage, by wire transfer of immediately available funds and (ii) the Seller Representative and Buyer shall instruct the Escrow Agent to disburse to the Seller Representative the Working Capital Escrow Amount.

                  (iv) If it is determined, pursuant to this Section 2.4, that
(a) the Closing Working Capital is greater than the Working Capital Estimate, and (b) there is a Carryforward Overage, then, not later than five(5) business days after such determination (i) Buyer will pay to the Seller Representative the excess of the Closing Working Capital over the Working Capital Estimate, by wire transfer of immediately available funds, (ii) the Seller Representative and Buyer shall instruct the Escrow Agent to pay from the Working Capital Escrow Amount the Carryforward Overage to Buyer by wire transfer of immediately available funds (and, if the Working Capital Escrow Amount is less than the Carryforward Overage, Seller shall pay to Buyer, by wire transfer of immediately available funds, an amount sufficient to make up, when combined with the Working Capital Escrow Amount, the full amount of the Carryforward Overage) and (iii) the Seller Representative and Buyer shall instruct the Escrow Agent to pay from the Working Capital Escrow Amount to the Seller Representative the remainder thereof, if any. Notwithstanding the foregoing, if the excess of the Closing Working Capital over the Working Capital Estimate is greater than the Carryforward Overage, then the Buyer shall deduct the Carryforward Overage from the amount it is required to pay to the Seller Representative pursuant to clause
(i) above, and the Seller Representative and Buyer shall instruct the Escrow Agent to disburse to the Seller Representative the Working Capital Escrow Amount.

         2.5. Withholding

         Buyer shall be entitled to deduct and withhold from the Purchase Price (including any amounts payable under Sections 2.3 and 2.4) and any other payments made pursuant to this Agreement, the Withholding Amount and any other amounts required to be deducted and withheld under the Code or other applicable Tax Law, and shall promptly remit any such amounts to the appropriate Governmental Authority. Any amounts deducted and withheld pursuant to this
Section 2.5 shall be treated for all purposes of this Agreement as having been paid to Seller or other applicable payee.

         2.6. Escrow

         On the date following the twelve (12)-month anniversary of the Closing Date (the "Escrow Disbursement Date"), the Indemnity Escrow Amount, subject to any reduction of such amount pursuant to Article 11 hereof and the Escrow Agreement, shall be released to the Seller Representative. Notwithstanding the foregoing, if on the Escrow Disbursement Date there are one or more pending Claims (as defined in the Escrow Agreement), which have not been the subject of a final resolution, then the Escrow Agent shall not disburse amounts from the

Indemnity Escrow Amount that would deplete the cash value of the escrow account below the amount of the Losses so claimed, unless and until there has been final resolution of such matter pursuant to the Escrow Agreement.

                                   ARTICLE 3

                                   CLOSING

         3.1. Closing

         The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Seller's counsel in New York City, New York on the third business day following the date on which the conditions set forth in Article 8 and Article 9 have been satisfied or waived (unless such date is not a business day in which event the Closing shall occur on the next business day), or on such other date as the parties may agree (in any case, the "Closing Date"). The Closing shall be effective for all purposes as of 11:59 p.m. on the Closing Date.

         3.2. Closing Documents

         At the Closing, (i) Buyer shall deliver to Seller the items shown in the Closing Agenda attached hereto as Exhibit 3.2 (the "Closing Agenda") as being delivered by Buyer or Buyer's counsel, and such other instruments and documents as may be reasonably requested by Seller, all in form reasonably satisfactory to Seller's counsel; and (ii) Seller shall deliver to Buyer the items shown in the Closing Agenda as being delivered by Seller or Seller's counsel, and such other instruments and documents as may be reasonably requested by Buyer, all in form reasonably satisfactory to Buyer's counsel.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 4; however, any information disclosed therein under any Section number shall be deemed disclosed and incorporated into any other Section of the Disclosure Schedule where it is cross-referenced or it is clearly apparent from the disclosure contained therein that such cross-reference would be appropriate. Except as otherwise set forth on the Disclosure Schedule, Seller represents and warrants to Buyer as follows:

         4.1. Organization and Qualification; No Subsidiaries or Other Interests

              (a) Miltex Holdings. Miltex Holdings is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority to conduct the Business as it is presently being conducted and to own and lease its properties and assets. Miltex Holdings is qualified to do business as a foreign corporation and in good standing in the jurisdictions listed on Section 4.1(a) of the Disclosure Schedule, and Miltex Holdings does not engage in business or own properties such as to require it to qualify to do business in any other jurisdiction, except where the failure to do so would not be material. Except for the Miltex Subsidiaries, Miltex Holdings has no subsidiaries and owns no direct or indirect interest in any other Person.

              (b) Miltex Subsidiaries. Each of the Miltex Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is set forth on Exhibit
A), with full corporate power and authority to conduct the Business as it is presently being conducted and to own and lease its properties and assets. Each of the Miltex Subsidiaries is qualified to do business as a foreign corporation and in good standing in the jurisdictions listed on Section 4.1(b) of the Disclosure Schedule, and none of the Miltex Subsidiaries engages in business or owns properties such as to require it to qualify to do business in any other jurisdiction, except where the failure to do so would not be material. The Miltex Subsidiaries have no subsidiaries and own no direct or indirect interest in any Person other than as shown on Section 4.1(b) of the Disclosure Schedule.

         4.2. Authorization, etc.

              (a) Power and Actions Taken. Seller has all requisite power and authority, and has (or at Closing will have) taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereunder, and to perform its obligations hereunder. Each of Seller, each of the Miltex Companies, and, to Seller's knowledge, each of the Optionholders, has all requisite power and authority, and has (or at Closing will have) taken all action necessary, to execute and deliver each Additional Agreement to which it is a party, to consummate the transactions contemplated on its part thereunder, and to perform its obligations thereunder.

              (b) Due Execution, Delivery and Enforceability. Each of Seller, each of the Miltex Companies, and to Seller's knowledge, each of the Optionholders, has (or at Closing will have) duly executed and delivered this Agreement and each Additional Agreement to which it is a party, and this Agreement and each such Additional Agreement is (or when so executed and delivered will be) a valid and legally binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in law or at equity).

         4.3. No Conflict or Violation

         The execution, delivery and performance of this Agreement and any Additional Agreements to which it is a party by Seller and each of the Miltex
Companies: (a) will not violate or conflict with the Governing Documents of any of the Miltex Companies; (b) will not violate any Law in any material respect; and (c) except as set forth on Section 4.3(c) of the Disclosure Schedule, will not, in any material respect, violate, conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any material Encumbrance upon any of the assets of the Miltex Companies pursuant to, or give rise to any right of termination, cancellation or acceleration under, any Material Contract to which any of the Miltex Companies or Seller is a party or to which any assets of the Miltex Companies are subject.

         4.4. Third-Party Consents

         No consent or approval of, notice to, or filing with, any Person is required to be obtained, given or made by Seller or the Miltex Companies to permit Seller to transfer the Shares to Buyer, except any such consent, approval, notice or filing that (i) is required under the HSR Act or (ii) has been listed on Section 4.3(c) of the Disclosure Schedule (together, the "Consents") and obtained by Seller or the Miltex Companies, as applicable, before the Closing, or (iii) the failure of which to be obtained, given, or made would not be, and would not reasonably be expected to be, materially adverse to the Miltex Companies or to Seller's ability to perform its obligations under this Agreement.

         4.5. Brokers

         Except as set forth in Section 4.5 of the Disclosure Schedule, no broker, finder or financial advisor or other Person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by Seller or any of its Affiliates or agents.

         4.6. Financial Statements

              (a) 2004 and 2005. Attached hereto as Section 4.6 of the Disclosure Schedule are the audited consolidated balance sheet of Seller and the Miltex Subsidiaries at December 31, 2004 and the Balance Sheet, and the related audited statements of income, changes in stockholders equity and cash flows for each of the years then ended (including notes thereto and the accounting policies used in connection therewith), all certified by PricewaterhouseCoopers LLP, independent certified public accountants, whose reports thereon are included therein (the "Financial Statements").

              (b) Financial Statements. The Financial Statements have been derived from the Books and Records of Seller and the Miltex Subsidiaries. Each balance sheet and the notes thereto included in the Financial Statements fairly presents in all material respects the consolidated assets, liabilities and financial condition of the relevant Miltex Company as at the respective dates thereof, and each statement of income and cash flows and the notes thereto included in the Financial Statements fairly presents in all material respects the results of operations of the relevant Miltex Company for the periods referred to therein.

              (c) GAAP. The Financial Statements have been prepared in conformity with GAAP throughout the periods involved.

              (d) Inclusion of Seller in Financial Statements. Seller has no assets other than the shares of capital stock of the Miltex Companies and rights created under this Agreement, and no liabilities except for accrued franchise Taxes and other similar ordinary course liabilities that would be customary for a holding company with no assets other than the stock of its subsidiaries and liabilities created under this Agreement.

              (e) Accounts Receivable. All accounts receivable of the Miltex Companies that are reflected on the Balance Sheet or on the accounting records of the Miltex Companies as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.

         4.7. No Material Adverse Change

         Since the Balance Sheet Date, there has been no Material Adverse Change, or event or circumstance that will, or could reasonably be expected to, result in a Material Adverse Change, other than as a result of (i) any change in general economic, business, industry, legal or political conditions (including conditions arising from wars, national emergencies, hostilities, or terrorist or anti-terrorist acts) not having a disproportionate effect on the Business compared to its effect on other entities engaged in businesses similar to the Business; or (ii) the transactions contemplated by this Agreement or the announcement of the transactions contemplated by this Agreement.

         4.8. Absence of Certain Changes and Events Since Balance Sheet Date

         Except as set forth on Section 4.8 of the Disclosure Schedule, since the Balance Sheet Date the Business has been conducted in all material respects only in the Ordinary Course of Business, and (except after conference with Buyer as contemplated by Section 6.2 and receipt of Buyer's consent thereto), there has not been any: (a) change in any Miltex Company's authorized or issued capital stock; grant of option or right to purchase shares of capital stock of any Miltex Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Miltex Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of such capital stock; (b) amendment to the Governing Documents of any Miltex Company; (c) payment or increase by any Miltex Company of any bonuses, salaries, or other compensation to any stockholder, director, officer or employee (except, in the case of officers and employees, in the Ordinary Course of Business) or entry into any employment, severance, or similar Contract with any director or officer, or adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Miltex Company; (d) material damage to or material destruction or material loss of any material asset of the Miltex Companies, whether or not covered by insurance; (e) other than in the Ordinary Course of Business, entry into, termination of, or receipt of notice of termination of (i) any Material Contract or (ii) any Contract with a GPO, whether or not material;
(f) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any material asset or mortgage, pledge, or imposition of any Encumbrance on any material asset of the Miltex Companies; (g) other than in the Ordinary Course of Business, waiver of any claim or right having a material value to the Business; (h) change in the financial or Tax accounting methods used by any of the Miltex Companies; (i) material Tax election (including any change in election) or settlement or compromise of a material Tax liability of any of the Miltex Companies; or (j) agreement, whether oral or written, by any of the Miltex Companies or Seller to do any of the foregoing.

         4.9. Permits

         Section 4.9 of the Disclosure Schedule contains a list of the material Permits that is complete and accurate. Such listed Permits constitute all material licenses, permits, authorizations, certificates or orders of any Governmental Authority which are required to operate the Business as it is now being conducted.

         4.10. Compliance with Certain Laws and Permits

         Except with respect to Laws relating to Real Property (which are covered in Section 4.12(d)), Laws relating to employment and Employee Plans (which are covered in Sections 4.21(b) and (c)), Environmental Laws and Permits thereunder (which are covered in Section 4.22), and Tax Laws (which are covered in Section 4.24), none of the Miltex Companies has violated any material Law or Permit in any material respect and neither the Miltex Companies nor Seller has since January 1, 2003 received any notice to the effect that, or otherwise been advised that, the Miltex Companies or the Business is not in compliance with any Law or Permit.

         4.11. Title to Shares; Title to and Condition of Certain Assets

              (a) Title to Shares. The authorized equity securities of the Miltex Holdings consist of one thousand (1,000) shares of common stock, $0.01 par value, of which one hundred (100) shares are issued and outstanding and constitute the Shares. Seller is the record and beneficial owner and holder of the Shares, free and clear (except as set forth in Section 4.11(a) of the Disclosure Schedule) of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares. The Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except for this Agreement, there are no agreements or arrangements relating to the issuance, sale, or transfer of the Shares. None of the Shares was issued in violation of any preemptive right. There are no outstanding or authorized options, warrants, preemptive, conversion or other rights, agreements or commitments to which Seller or Miltex Holdings is a party or which are binding upon Seller or Miltex Holdings providing for the issuance, redemption, disposition or acquisition of any equity securities of Miltex Holdings.

              (b) Title to Shares of Miltex Subsidiaries. The authorized equity securities of the Miltex Subsidiaries are set forth on Section 4.11(b) of the Disclosure Schedule. Section 4.11(b) of the Disclosure Schedule also lists all outstanding equity securities of each of the Miltex Subsidiaries, which constitute the "Miltex Subsidiaries Shares." All of (i) the outstanding common equity interests of each of the Miltex Subsidiaries are owned of record and beneficially by one or more of the Miltex Companies and (ii) the outstanding Preferred Stock of ASP/Miltex Holdings, Inc. is owned of record and beneficially by Seller, in each case as set forth on Section 4.11(b) of the Disclosure Schedule, free and clear (except as set forth in Section 4.11(b) of the Disclosure Schedule) of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing the Miltex Subsidiaries Shares. The Miltex Subsidiaries Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except for this Agreement, there are no agreements or arrangements relating to the issuance, sale, or transfer of the Miltex Subsidiaries Shares. None of the Miltex

Subsidiaries Shares was issued in violation of any preemptive right. As of the date hereof, there are not, except for the agreements with Optionholders set forth on Section 4.11(b) of the Disclosure Schedule, any outstanding or authorized options, warrants, preemptive, conversion or other rights, agreements or commitments to which Seller, Miltex Holdings or any of the Miltex Subsidiaries is a party or which are binding upon Seller, Miltex Holdings or any Miltex Subsidiary providing for the issuance, redemption, disposition or acquisition of any equity securities of such Miltex Subsidiary. Upon surrender by the Optionholders of the Options at the Closing pursuant to the Sellers Agreement, there will be no outstanding or authorized options, warrants, preemptive, conversion or other rights, agreements or commitments to which Seller, Miltex Holdings or any of the Miltex Subsidiaries is a party or which are binding upon Seller, Miltex Holdings or any Miltex Subsidiary providing for the issuance, redemption, disposition or acquisition of any equity securities of such Miltex Subsidiary.

              (c) No Other Equity Interests. None of the Miltex Companies owns, or has any Contract to acquire, any direct or indirect equity or ownership interest in any Person (other than Miltex Companies).

              (d) Title to and Condition of Certain Assets. Section 4.11(d) of the Disclosure Schedule contains a list of all material furnishings, machinery, supplies, equipment, tools and other material tangible personal property used in or related to the Business, wherever located (the "Equipment") as of March 31, 2006. The Miltex Companies have good and valid title to the owned Equipment, the Inventory and the other tangible, non-real property assets owned by the Miltex Companies, free and clear of any Encumbrances other than those set forth in
Section 4.11(d) of the Disclosure Schedule. Except as set forth on Section 4.11(d) of the Disclosure Schedule, the owned Equipment are usable and operable for their current use by Seller, in good working order and condition (taking into account their age and usage "mileage") (other than Equipment under repair or temporarily out of service in the Ordinary Course of Business and having a value of less than Fifty Thousand Dollars ($50,000), and are in a reasonable state of repair, subject only to ordinary wear and tear, and have been subject to regular maintenance.

         4.12. Real Property

              (a) Owned Real Property. Section 4.12(a) of the Disclosure Schedule contains a complete and accurate list of the Owned Real Property, setting forth the street addresses of the Owned Real Property.

              (b) Title. A Miltex Company holds insurable fee simple title to the Owned Real Property, free and clear (except as set forth in Section 4.12(b) of the Disclosure Schedule) of all Encumbrances other than Permitted Encumbrances. There are no leases, agreements to lease, or tenancies in effect with respect to the Owned Real Property other than Permitted Encumbrances.

              (c) Leased Real Property. Section 4.12(c) of the Disclosure Schedule contains a complete and accurate list of the Leased Real Property and the Real Property Leases, and there are no subleases or agreements to sublease or other tenancies in effect with respect to the Leased Real Property. The copies of the Real Property Leases (including amendments, if any) delivered by Seller to Buyer are complete and correct in all material respects.

              (d) No Violations. To Seller's knowledge, the Owned Real Property and the Leased Real Property comply in all material respects with all Laws, including all building, zoning, fire and health Laws affecting the Owned Real Property or the Leased Real Property, as applicable. Except as set forth on
Section 4.12(d) of the Disclosure Schedule, since January 1, 2003, the Miltex Companies have not received written notice from a Governmental Authority that the Owned Real Property or the Leased Real Property is in violation of an applicable Law.

              (e) No Defects. Except as set forth on Section 4.12(e) of the Disclosure Schedule, to the knowledge of the Seller's principal manager of each applicable Property, the material improvements situated on the Owned Real Property or the Leased Real Property are structurally sound in all material respects and each Fixture owned, leased or used by a Miltex Company and required for the conduct of the Business as currently conducted is in all material respects in good working condition (taking into account its age and usage "mileage", normal wear and tear excepted) and adequate for the operation of the Business as currently conducted.

              (f) Utilities. The Owned Real Property and the Leased Real Property, and all material improvements thereon, are served by utilities adequate to operate the Business as currently conducted there.

              (g) Real Property Taxes. There are no challenges or pending appeals brought by Seller or any of the Miltex Companies regarding the amount of Taxes on, or the assessed valuation of, the Owned Real Property (or if any of the Miltex Companies is liable for the payment of such Taxes assessed against the Leased Real Property, the Leased Real Property), and (to Seller's knowledge with regard to the Leased Real Property only), no special arrangements or agreements exist with any Governmental Authority with respect thereto. Except as set forth on Section 4.12(g) of the Disclosure Schedule, no special or condominium assessments are currently levied against the Owned Real Property (or if any of the Miltex Companies is liable for the payment of such special assessments assessed against the Leased Real Property, the Leased Real Property) or any portion thereof, and, to Seller's knowledge, there are no intended public improvements which would result in any special assessments being levied against the Owned Real Property (or if any of the Miltex Companies is liable for the payment of such special assessments assessed against the Leased Real Property, the Leased Real Property) or any portions thereof.

              (h) Pending Actions. Except as set forth in Section 4.12(h) of the Disclosure Schedule, neither Seller nor the Miltex Companies have received written notice of any pending condemnation procedure or eminent domain proceeding of any kind against the Owned Real Property or the Leased Real Property and, neither Seller nor any of the Miltex Companies has received written notice of, any threatened legal actions, lawsuits or administrative proceedings, including condemnation actions or rezoning proceedings, affecting all or any portion of the Owned Real Property or the Leased Real Property.

              (i) Certain Commitments. Except as set forth on Section 4.12(i) of the Disclosure Schedule, none of the Miltex Companies is a party to or bound by:
(i) any agreement for the purchase, sale or lease of any real estate, or (ii) to Seller's knowledge, any obligation to make any contribution or dedication of money or property (whether real or personal) to construct or maintain any road or other improvement of a public or private nature.

         4.13. Material Contracts

              (a) Certain Contracts Listed. Section 4.13(a) of the Disclosure Schedule contains a complete and accurate list (and description, if the Contract is oral) of all Contracts:

                  (i) that any of the Miltex Companies has entered into with GPOs, distributors or physicians, podiatrists, dentists and veterinarians (other than routine purchase orders) with payments by such customers in excess of $50,000 (Fifty Thousand Dollars) in any year;

                  (ii) except for purchase orders entered into in the Ordinary Course of Business, under which any of the Miltex Companies is required to make payments of (or deliver goods and services having a value of) more than $50,000 (Fifty Thousand Dollars) in any year;

                  (iii) under which any of the Miltex Companies is required to make payments of (or deliver goods and services having a value of) more than $100,000 (One Hundred Thousand Dollars) and that are not cancelable by any of the Miltex Companies upon thirty (30) days' or less notice without penalty; or

                  (iv) that are of the following types: (A) collective bargaining agreement or contract with any labor union; (B) Contract or arrangement with any employee earning over $100,000 (One Hundred Thousand Dollars) annually or Affiliate, including any loan or arrangement governing the right to use assets used in the Business; (C) confidentiality agreement restricting the Miltex Companies from disclosing any information; (D) confidentiality agreement restricting others from disclosing any information regarding the Miltex Companies; (E) non-compete agreement restricting any of the Miltex Companies or their respective Affiliates from freely engaging in business anywhere in the world; (F) other agreement binding or purporting to bind Affiliates of any of the Miltex Companies; (G) non-compete agreement with any of the Miltex Companies restricting others from freely engaging in business in competition with any of the Miltex Companies anywhere in the world; (H) power of attorney or agency agreement; (I) Real Property Lease; (J) forward foreign currency Contract; (K) agreements, instruments, and other documents evidencing indebtedness for borrowed money; (L) joint venture agreements or other agreements involving the sharing of profits; (M) guaranties of indebtedness for borrowed money, suretyships, or surviving post-acquisition indemnification obligations of any of the Miltex Companies; or (N) Contracts entered into other than in the Ordinary Course of Business.

              (b) Material Contracts. The Contracts described in Section 4.13(a) above, whether or not actually listed on Section 4.13(a) of the Disclosure Schedule, are the "Material Contracts."

              (c) Enforceability, etc. The Material Contracts are valid and legally binding obligations of the Miltex Companies, as applicable, and, to the knowledge of Seller, of the other parties thereto, each enforceable in accordance with its terms against the applicable Miltex Company and, to the knowledge of Seller, against the other parties thereto, in each case except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in law or at equity). None of the Miltex Companies has breached any Material Contract in any material respect. Neither Seller nor any of the Miltex Companies has received any written notice of alleged breach of any Material Contract, and Seller has no knowledge of any breach by any other party. Neither Seller nor any of the Miltex Companies has received any written notice of termination or non-renewal under any Material Contract.

              (d) Copies of Material Contracts. The copies of the Material Contracts (including amendments, if any) delivered by Seller to Buyer are complete and correct in all material respects.

         4.14. Intellectual Property

              (a) List. Section 4.14(a) of the Disclosure Schedule contains a complete and accurate list of the following categories of the Intellectual
Property: (i) trademark registrations and pending trademark applications; (ii) material unregistered trademarks; (iii) issued patents and pending patent applications; (iv) copyright registrations and pending copyright applications; and (v) registered domain names.

              (b) Title. The right, title and interest of each Miltex Company in the Intellectual Property as owner or, subject to the terms of any applicable license, as licensee, is valid, enforceable, and, to Seller's knowledge, uncontested, and is free and clear (except as set forth on Section 4.14(b) of the Disclosure Schedule and except to the extent any of the Intellectual Property is licensed to the Miltex Companies) of all Encumbrances, and all of the Intellectual Property is either owned by or licensed to the Miltex Companies.

              (c) No Infringement. To Seller's knowledge, there is no infringement, unlawful use or default by any third party under any license or other Contract with respect to the Intellectual Property. None of the Miltex Companies is in default under any such license or other Contract, or to Seller's knowledge, infringing upon any rights of any third party, in its use of the Intellectual Property (nor does any Intellectual Property provided by any of the Miltex Companies to its direct or indirect customers for their use infringe upon the rights of any third party), and none of the Miltex Companies and Seller has received any written notice alleging any such default or infringement.

              (d) Copies of Listed Intellectual Property Documents. The copies of the Intellectual Property Documents (including amendments, if any) delivered by Seller to Buyer are complete and correct in all material respects.

         4.15. Litigation

         There is no Action pending or, to Seller's knowledge, threatened: (i) except as set forth on Section 4.15 of the Disclosure Schedule, relating to any of the Miltex Companies or the Business which if adversely determined could result in a payment in excess of $250,000 or the entry of injunctive or similar relief affecting the Miltex Companies in any material respect; or (ii) seeking to delay, limit or enjoin any transaction contemplated by this Agreement.

         4.16. Inventory

         Section 4.16 of the Disclosure Schedule contains a complete and accurate list of addresses at which Inventory is located. All Inventory reflected in the Balance Sheet and all other Inventory acquired by any of the Miltex Companies since the Balance Sheet Date was acquired in the Ordinary Course of Business and in a manner consistent with such of the Miltex Companies' regular inventory practices. Except as set forth on Section 4.16 of the Disclosure Schedule, no Inventory is held by any Person (including any Affiliate of any of the Miltex Companies) on consignment. All excess and obsolete Inventory reserves on the Balance Sheet or on any of the Miltex Companies' books after the Balance Sheet Date, have been made consistent with the policies set forth in Exhibit 1.1(a).

         4.17. Certifications; Product Safety

         All operations of the Miltex Companies that have ISO 9001 certification and compliance have achieved and maintained the applicable ISO and quality certifications and are compliant, in all material respects, with the applicable FDA Quality System Regulations, and EEC directives, and there is no pending, and, to Seller's knowledge, no threatened, Action to audit, repeal, fail to renew or challenge any such certification. Except as set forth in Section 4.17 of the Disclosure Schedule, (i) none of the Miltex Companies, Seller, nor any of their respective Affiliates has been required to file any notification or other report with or provide information to any Governmental Authority concerning actual or potential hazards with respect to any product purchased, distributed, sold or leased, or with respect to service rendered, by the Miltex Companies or the Business or any employee or agent thereof, and (ii) each product distributed, sold or leased, or service rendered, by the Miltex Companies or the Business complies in all material respects with all product safety standards of each applicable Governmental Authority in jurisdictions where such products are manufactured by the Miltex Companies or sold.

         4.18. Certain Relationships

         Section 4.18 of the Disclosure Schedule sets forth the names of the ten suppliers and ten customers to whom the Miltex Companies paid or from whom the Miltex Companies received the greatest sums of money in respect of services, products or materials provided to or from the Miltex Companies during the year ended December 31, 2005. Since January 1, 2005, none of the suppliers or customers listed in Section 4.18 of the Disclosure Schedule has notified any of the Miltex Companies in writing that it is canceling, otherwise terminating, materially reducing, or that it intends to cancel, otherwise terminate, or materially reduce its relationship with the Miltex Companies.

         4.19. Export

         Since January 1, 2003, none of the Miltex Companies has sold, directly or indirectly through any Affiliate, or (to Seller's knowledge) through a distributor or other Person, any products in an amount in excess of Two Hundred Fifty Dollars ($250) in or to any of the following countries (or to any Person acting on behalf of any of the following countries): Burma (Myanmar), Cuba, Iran, Libya, North Korea, Sudan, Syria, Yugoslavia or Zimbabwe.

         4.20. Insurance

         Section 4.20 of the Disclosure Schedule contains a complete and accurate list of all policies or binders of fire, liability, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, and a general description of the type of coverage provided) maintained by each of the Miltex Companies or Seller on the Business or the Business Employees. Such insurance provides coverage to the extent and in the manner required by Law and required by any Contract. None of the Miltex Companies or Seller (i) is in default under any such policy or binder, (ii) has received any written notice alleging any default under any material such binder or policy, (iii) has received any written notice requesting any repair or modification pursuant to such policy or binder, or (iv) has received any written notice of termination or non-renewal with respect to any such policy or binder.

         4.21. Employees and Plans

              (a) Business Employees. Section 4.21(a) of the Disclosure Schedule lists all Business Employees as of March 31, 2006, stating their names, job titles, state or country of employment, hourly rate of compensation or base salary for 2005, total compensation for 2005, hourly rate of compensation or base salary as of the date hereof, and the commencement dates of their employment.

              (b) Labor Matters. Except as set forth in Section 4.21(b) of the Disclosure Schedule, (i) the Miltex Companies are in material compliance with all Laws regarding employment and employment practices, (ii) there is no unfair labor practice charge or complaint against the Miltex Companies pending before the National Labor Relations Board nor is there any material grievance nor any material arbitration proceeding arising out of or under collective bargaining agreements pending with respect to the Business, (iii) there is no labor strike, slowdown, work stoppage or lockout in effect or, to the knowledge of Seller, threatened, against the Miltex Companies, and the Miltex Companies have not experienced any such labor controversy since January 1, 2005, (iv) there is no material charge or complaint pending against Miltex Companies before the Equal Employment Opportunity Commission, the Office of Federal Contract Compliance Programs or any similar state, local or foreign agency responsible for the prevention of unlawful employment practices, (v) none of the Miltex Companies is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, except where any such consent decree or citation would not result in a Material Adverse Effect; (vi) the Miltex Companies will not have any liability under any benefit or severance policy, practice, agreement, plan or program which exists or arise, or may be deemed to exist or arise, under any applicable Law or otherwise, as a result of the transactions contemplated hereunder, (vii) none of the Miltex Companies is a party to any collective bargaining agreement, and (viii) the Miltex Companies are in compliance with their respective obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988. None of the Miltex Companies has received written notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of employment laws to conduct an investigation of, or relating to the Business and, to the knowledge of Seller, no such investigation is in progress.

              (c) Employee Plans or Policies. There does not exist, with respect to the Business Employees, any of the Miltex Companies or the Business: (i) except as set forth on Section 4.13(a) of the Disclosure Schedule, any employment contract; (ii) except as set forth on Section 4.21(c) of the Disclosure Schedule, any "employee benefit plan" (as defined under Section 3(3) of ERISA), incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, fringe benefit, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plan, policy, program, practice or arrangement maintained or contributed to by the Miltex Companies, Seller or any of their respective Affiliates in which the Business Employees are eligible to participate (each, an "Employee Plan"); (iii) any right on the part of any former Business Employee to be rehired prior to the hiring of any new employee; (iv) any obligation to provide retiree medical benefits; or (v) any current request for union representation, strike, or labor dispute.

              (d) Employee Plans. Seller has delivered or made available to Buyer with respect to each Employee Plan a current, true and complete copy of
(i) all documents which comprise the most current version of each such Employee Plan and any related trust agreement or other funding instrument; (ii) the most recent summary plan description for each such Employee Plan; (iii) the most recent Form 5500 and attached schedules; (iv) the most recent determination by the Internal Revenue Service for each Employee Plan that is intended to be qualified within the meaning of Section 401(a) of the Code.

              (e) Compliance. Each Employee Plan has been maintained and operated in material compliance with all applicable Laws, including ERISA, the Code, and the Health Insurance Portability and Accountability Act of 1996:

                  (i) Except as set forth in Section 4.21(e)(i) of the Disclosure Schedule, (A) each Employee Plan that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter from the Internal Revenue Service to such effect and, to the knowledge of Seller, nothing has occurred, whether by action or inaction, that could reasonably be expected to cause the loss of such qualification; (B) no "reportable event" within the meaning of Section 4043 of ERISA (other than reportable events for which the notice period has been waived) or "prohibited transaction" within the meaning of Section 406 of ERISA has occurred with respect to any Employee Plan and no material Tax has been imposed pursuant to
Section 4975 or Section 4976 of the Code in respect thereof; and (C) none of the Miltex Companies has incurred any material liability to the Pension Benefit Guaranty Corporation (the "PBGC");

                  (ii) Except as set forth in Section 4.21(e)(ii) of the Disclosure Schedule, there are no claims, suits or actions pending by any employee or beneficiary covered under any such Employee Plan or otherwise involving any such Employee Plan (other than routine claims for benefits);

                  (iii) The Miltex Companies are in material compliance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and all other applicable Laws which require the continuation of benefit coverage upon the happening of certain events, such as the termination of employment or change in beneficiary or dependent status. None of the Miltex Companies has any obligation to provide health or other non-pension benefits to retired or other former employees, except as specifically required by COBRA;

                  (iv) There are no unpaid contributions due or unaccrued prior to the date hereof that are required to have been made with respect to any Employee Plan;

                  (v) With respect to any Employee Plan: (i) no filing, application or other matter is pending with the Internal Revenue Service, the PBGC, the United States Department of Labor or any other Governmental Authority, and (ii) there are no outstanding material liabilities for Taxes, penalties or fees;
                  (vi) None of the Miltex Companies has incurred any liability or taken any action and, to the knowledge of Seller, there is no action or event that could cause any one of them to incur any material liability under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA);

                  (vii) Except as set forth in Section 4.21(e)(vii) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any or all of the contemplated transactions will: (A) entitle any current or former employee of the Miltex Companies to unemployment compensation or any similar payment; (B) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee; (C) directly or indirectly result in any payment made or to be made to or on behalf of any Person that would constitute a "parachute payment" within the meaning of Section 280G of the Code; or (D) directly or indirectly result in the payment to or on behalf of any Person of an amount that will be an "excess parachute payment" (within the meaning of Section 280G of the Code);

                  (viii) None of the Miltex Companies has filed a notice of intent to terminate any Employee Plan that is subject to Title IV of ERISA or adopted any amendment to treat any such Employee Plan as terminated. The PBGC has not instituted proceedings to terminate any such Employee Plan and, to the knowledge of Seller, no other event or condition has occurred which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Employee Plan.

              (f) Nonqualified Deferred Compensation Plan. No additional Tax under Section 409A(a)(1)(B) of the Code has been or is reasonably expected to be incurred by a participant in a nonqualified deferred compensation plan (within the meaning of Section 409A(d)(1) of the Code) of any of the Miltex Companies.

              (g) Controlled Group. Other than the Miltex Companies, no other employer of Business Employees is a part of the "controlled group" (as such term is defined in Section 414 of the Code and Section 4001 of ERISA) that includes the Miltex Companies or has been part of such controlled group since January 1, 2000. Since January 1, 2000, Neither the Miltex Companies nor any member of such controlled group has contributed to a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA).

              (h) Underfunded Plan. As of the most recent actuarial valuation performed for the Miltex Instrument Company Inc. Retirement Plan, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA, for such plan did not exceed the value of its assets by more than the than the Pension Catch-Up Amount.

         4.22. Environmental Matters

              (a) Compliance. None of the Miltex Companies or Seller has received any notice, citation, inquiry or complaint from any Governmental Authority with respect to the Owned Real Property or the Leased Real Property relating to Environmental Laws since January 1, 2003. Each of the Miltex Companies has complied in all material respects with all Environmental Laws and no material violation of any Environmental Law by the Miltex Companies exists with respect to the Owned Real Property or the Leased Real Property. Any Hazardous Substances generated or handled on the Owned Real Property or the Leased Real Property by the Miltex Companies or their agents during the possession of the Owned Real Property or the Leased Real Property by any of the Miltex Companies have been stored, transported, treated and disposed of by the Miltex Companies or their agents in a lawful manner.

              (b) No Orders, Etc. None of the Miltex Companies has entered into, agreed to or is subject to any award, decision, judgment, injunction, order, ruling subpoena or verdict entered, issued, made or rendered by any Governmental Authority under any Environmental Laws.

              (c) Copies of Documents. The copies of Permits and other documents relating to Environmental Laws (including amendments to such documents, if any) delivered by Seller to Buyer are complete and correct in all material respects.

         4.23. No Undisclosed Liabilities

         To Seller's knowledge, none of the Miltex Companies has any liabilities or obligations (whether absolute, accrued or contingent, whether matured or unmatured, and whether known or unknown) except: (i) liabilities that are reflected on the Balance Sheet (or in the footnotes thereto); (ii) current liabilities incurred in the Ordinary Course of Business since the Balance Sheet Date, and adjusted for in (or specifically excluded from) the calculation of Closing Working Capital; (iii) liabilities described in the Disclosure Schedule; and (iv) liabilities that could not reasonably be expected to have a Material Adverse Effect.

         4.24. Taxes

         Except as set forth in Section 4.24 of the Disclosure Schedule:

              (a) Tax Returns. All income and other material Tax Returns required to be filed by or with respect to each of the Miltex Companies have been timely filed with the appropriate Governmental Authority (taking into account applicable extensions of time to file), and all such Tax Returns are complete and accurate in all material respects. None of the Miltex Companies is currently the beneficiary of any extension of time to file a Tax Return.

              (b) Tax Liabilities. All income and other material Taxes due and payable by or with respect to each of the Miltex Companies, whether or not shown or reportable on any Tax Return, have been paid. The accruals and reserves for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Balance Sheet are adequate (determined in accordance with GAAP) with respect to the liability of the Miltex Companies for unpaid Taxes as of the Balance Sheet Date. Since the Balance Sheet Date, none of the Miltex Companies has incurred any Taxes outside the Ordinary Course of Business.

              (c) Withholding Taxes. All material Taxes required by applicable Tax Law to be collected or withheld by each of the Miltex Companies have been duly collected or withheld and, to the extent required, have been timely paid to the proper Governmental Authority. Each of the Miltex Companies has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or other transactions as to which such company would have been obligated to collect or withhold Taxes.

              (d) Tax Administrative Matters. No deficiencies for Taxes have been threatened, claimed, proposed or assessed (in each case, in writing) by any Governmental Authority against any of the Miltex Companies for any open Tax Period which have not been fully resolved. There are no ongoing, pending or, to the knowledge of Seller, threatened audits, examinations or other administrative or judicial proceedings relating to any liability of any of the Miltex Companies for any Taxes, and there are no matters under discussion with any Governmental Authority with respect to material Taxes of any of the Miltex Companies. No waiver or extension of any statute of limitations is in effect with respect to Taxes of any of the Miltex Companies. No written claim has ever been made against any of the Miltex Companies by a Governmental Authority in a jurisdiction where such company does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

              (e) Tax Elections. None of the assets of any of the Miltex Companies is required to be treated as owned by another Person for Tax purposes. None of the Miltex Companies that are U.S. entities has made an election or is required to treat any of its assets as "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168 of the Code or under any comparable provision of other applicable Tax Law. None of the Miltex Companies has agreed to make, or is required to make, any adjustment for any Tax Period under Section 481(a) of the Code or any similar provision of other applicable Tax Law by reason of a change in accounting method or otherwise.

              (f) Tax Rulings. None of the Miltex Companies has requested or received any ruling from any Governmental Authority, or signed any binding agreement with any Governmental Authority (including, without limitation, any advance pricing agreement) that would impact the amount of Taxes of any of the Miltex Companies for any Post-Closing Tax Period.

              (g) Tax Liens. There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon any of the assets of any of the Miltex Companies.

              (h) Affiliated Group. Since the year 2000, none of the Miltex Companies has ever been a member of an affiliated group of corporations (other than an affiliated group of which Miltex Holdings is, or another Miltex Company was, the common parent) which filed, or was required by applicable Tax Law to file, a combined, consolidated or unitary Tax Return. None of the Miltex Companies is liable for the Taxes of any other Person (other than members of an affiliated group of which Miltex Holdings is, or another Miltex Company was, the common parent) under Treasury Regulation ss. 1.1502-6 or any similar provision of other applicable Tax Law.

              (i) Tax Agreements. None of the Miltex Companies is a party to or bound by any Tax sharing, Tax indemnity, Tax allocation or similar agreement. None of the Miltex Companies has any contractual obligation to indemnify any other Person for Taxes.

              (j) Partnerships. None of the Miltex Companies is a party to any joint venture, partnership or other agreement, arrangement or contract that is treated as a partnership for Tax purposes.

              (k) Spin-Offs. Since January 1, 2004, none of the Miltex Companies has been a party to any transaction that was treated by the parties as a distribution to which Section 355 of the Code applies.

              (l) USRPHC. Miltex Holdings has not been a "United States real property holding company" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

              (m) Tax Shelters. None of the Miltex Companies has entered into or participated in (i) any reportable transaction within the meaning of Treasury Regulation ss. 1.6011-4(b) or (ii) any confidential corporate tax shelter within the meaning of Section 6111(d) of the Code and Treasury Regulation ss. 301.6111-2, as in effect prior to the enactment of the American Jobs Creation Act of 2004.

              (n) Compensation Deductions. None of the Miltex Companies is a party to any agreement, arrangement or plan that has resulted in or would result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or payments that are not deductible under Section 162(m) of the Code.

              (o) Subpart F. None of the Miltex Subsidiaries that are organized in a jurisdiction other than the United States or a state thereof (i) has an investment in "United States property" for purposes of Section 956 of the Code,
(ii) has been engaged in a U.S. trade or business for U.S. federal income Tax purposes; or (iii) has been a passive foreign investment company within the meaning of Section 1297 of the Code.

              (p) Boycotts. None of the Miltex Companies has participated in or cooperated with an international boycott or has been requested to do so in connection with any transaction or proposed transaction.

         4.25. Product Liability

         Except as set forth in Section 4.25 of the Disclosure Schedule, since January 1, 2003, none of the Miltex Companies has received any written notice that the Miltex Companies has, and, to Seller's knowledge, there is no reasonable basis for any Action against the Miltex Companies for, any material liability arising out of any injury to any Person or property as a result of a product or component thereof manufactured or shipped by, or service provided by, any of the Miltex Companies.

         4.26. Exclusivity of Representations

         The representations and warranties made by Seller in this Agreement (or in documents delivered by Seller at the Closing) are the exclusive representations and warranties made by Seller. Seller hereby disclaims any other express or implied representations or warranties, including any regarding pro forma financial information, financial projections or other forward-looking statements provided by or on behalf of Seller and the Miltex Companies.

                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         5.1. Organization, Authorization, etc.

              (a) Power and Actions Taken. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and each Additional Agreement to which it is a party, to consummate the transactions contemplated on its part under this Agreement and each such Additional Agreement, and to perform its obligations under this Agreement and each such Additional Agreement.

              (b) Due Execution, Delivery and Enforceability. Buyer has duly executed and delivered this Agreement and each Additional Agreement to which it is a party, and this Agreement and each such Additional Agreement is a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in law or at equity).

         5.2. No Conflict or Violation

         The execution, delivery and performance by Buyer of this Agreement and each Additional Agreement to which it is a party: (i) will not violate or conflict with the Governing Documents of Buyer; (ii) will not violate in any material respect any federal, state, local or foreign statute, rule, regulation, order or judgment of any Governmental Authority applicable to Buyer; and (iii) will not, in any material respect violate, conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any contract, lease or agreement to which Buyer is a party.

         5.3. Third-Party Consents

         Except as required under the HSR Act, no consent or approval of, notice to, or filing with, any Person is required to be obtained, given or made by Buyer to permit Buyer to purchase the Shares from Seller.

         5.4. Litigation

         There are no claims, actions, suits, proceedings or governmental investigations pending or, to the knowledge of Buyer, threatened, in writing against or affecting Buyer or its assets, by or before any Governmental Authority, that would materially impair Buyer's ability to consummate the transactions contemplated hereby, and there are no outstanding orders of any Governmental Authority, affecting Buyer or its assets, that would materially impair Buyer's ability to consummate the transactions contemplated hereby.

         5.5. Funding

         Buyer has the necessary funding to meet all of its obligations under this Agreement and the Additional Agreements to which it is a party, including payment of the Purchase Price, any adjustments thereto and all of its fees and expenses in connection with the transactions contemplated by this Agreement.

         5.6. Investment Intent

         Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended.

         5.7. Brokers

         No broker, finder or financial advisor or other Person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by Buyer or any of its Affiliates or agents.

                                   ARTICLE 6

                           CERTAIN COVENANTS OF SELLER

         6.1. Access and Investigation

         Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, Seller shall, and shall cause each of the Miltex Companies to: (a) afford Buyer and its Representatives (collectively, "Buyer Group") full and free access, during regular business hours, to each Miltex Company's respective personnel, properties, Contracts, Permits and Books and Records, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of the Miltex Companies; (b) furnish Buyer Group with copies of all such Contracts and Permits, and copies of such other existing documents and data as Buyer may reasonably request; (c) furnish Buyer Group with such additional financial, operating and other relevant data and information as Buyer may reasonably request with respect to the Miltex Companies; and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer's continuing investigation of the Business as conducted by each of the Miltex Companies.

         6.2. Operation of the Business

         Between the date of this Agreement and the Closing, Seller shall, and shall cause each of the Miltex Companies to:

              (a) conduct its Business only in the Ordinary Course of Business (other than as provided in Sections 6.7, 6.10, 6.11, 6.12 hereof and Sections
4.8 and 4.21(b) of the Disclosure Schedule);

              (b) confer with Buyer before implementing operational decisions of a material nature;

              (c) use commercially reasonable efforts to keep available the services of the Business Employees and to comply, consistent with its past practices in the Ordinary Course of Business, with all Laws and all of the Miltex Companies' obligations under the Material Contracts; and

              (d) use commercially reasonable efforts to continue in full force and effect the insurance policies described in Section 4.20 of the Disclosure Schedule.

         6.3. Negative Covenant
         Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing, Seller shall not, and shall not permit any of the Miltex Companies to, without the written consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned:

              (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Sections 4.7 or 4.8 would be likely to occur;

              (b) except in the Ordinary Course of Business, make any material modification to any Material Contract or material Permit; or

              (c) enter into any compromise or settlement of any litigation or proceeding relating to any of the Miltex Companies or the Business other than a settlement solely for monetary damages not greater than Fifty Thousand Dollars ($50,000).

         6.4. Required Approvals

         The parties have made their initial filings under the HSR Act, and Seller shall, and shall cause each of the Miltex Companies to, make all other filings required by Law to be made by them in order to consummate the transactions contemplated by this Agreement (including any further filings under the HSR Act). In addition, Seller and the Miltex Companies shall cooperate with

Buyer and its Representatives (i) with respect to all filings that Buyer elects or is required to make in connection with the transactions contemplated by this Agreement, and (ii) in obtaining all Consents (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act).

         6.5. Notification

         Between the date of this Agreement and the Closing, Seller shall (and shall cause each of the Miltex Companies to) promptly notify Buyer in writing if Seller or such Miltex Company acquires knowledge of (a) any fact or condition that causes or constitutes a material breach of any of Seller's representations and warranties made as of the date of this Agreement; (b) the occurrence after the date of this Agreement of any fact or condition that would be reasonably likely to cause or constitute a material breach of any such representation or warranty had the representation or warranty been made as of the time of the occurrence of, or Seller's or any of the Miltex Companies' discovery of, such fact or condition; (c) any material breach of a covenant of Seller contained in this Article 6; or (d) any fact that makes the satisfaction of the conditions of
Article 9 impossible or reasonably unlikely.

         6.6. No Negotiation, etc.

         Until such time as this Agreement shall be terminated pursuant to
Section 10.1, Seller shall not (and shall cause each of the Miltex Companies not to) directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from, any Person (other than Buyer) relating to any business combination transaction involving any of the Miltex Companies or the Business, including the sale of any of the Miltex Companies' stock, the merger or consolidation of any of the Miltex Companies or the sale of any of the Miltex Companies' Business or any of their assets except Inventory in the Ordinary Course of Business. Seller and the Miltex Companies shall notify Buyer in writing of any such inquiry or proposal within twenty-four (24) hours after their receipt or awareness of such inquiry or proposal.

         6.7. Best Efforts

         Seller shall, and Seller shall cause each of the Miltex Companies to, use its or such Miltex Company's reasonable best efforts to cause the conditions in Article 9 to be satisfied.

         6.8. Interim Financial Statements; S-X Modifications

         Until the Closing, (a) Seller shall deliver to Buyer within twenty (20) calendar days after the end of each month a copy of the Miltex Companies' consolidated balance sheet as of the end of such month and statement of income for the one (1) month period ending at the end of such month prepared in a manner and containing information consistent with the Miltex Companies' current practices; and (b) Seller shall deliver to Buyer within twenty (20) business days after the end of each quarter a copy of the Miltex Companies' consolidated balance sheet as of the end of such quarter and statement of income for the three (3) month period ending at the end of such quarter prepared in a manner and containing information consistent with the Miltex Companies' current practices, in each case certified by Miltex Holdings' chief financial officer as to compliance with the representation set forth in Section 4.6(b). In addition to the foregoing, Seller shall deliver to Buyer prior to Closing a version of the audited Balance Sheet and a version of the audited statements of income, changes in stockholders equity and cash flows for the year ended December 31, 2005 (including notes thereto and the accounting policies used in connection therewith), all certified by PricewaterhouseCoopers LLP, independent certified public accountants, whose reports thereon are included therein, in each case modified as may be necessary to comply with the requirements of the U.S. Securities and Exchange Commission Regulation S-X.

         6.9. Nondisclosure

              (a) Of Proprietary Information. Seller acknowledges the confidential and proprietary nature of the Confidential Information of Buyer and its Affiliates and agrees that from the date hereof until the earlier of (x) the Closing or (y) two years after the date of termination of this Agreement such Confidential Information (whether obtained before or after the date of this Agreement): (i) shall be kept confidential by Seller and the Miltex Companies; and (ii) without limiting the foregoing, shall not be disclosed by Seller to any Person, except in each case as otherwise expressly permitted or contemplated by this Agreement, with the prior written consent of Buyer or as required by law. Seller shall disclose the Confidential Information of Buyer or its Affiliates only to its Representatives who require such material for the purpose of evaluating the transactions contemplated hereby and are informed by Seller of the obligations of this Section 6.9 with respect to such information. Seller shall (x) enforce the terms of this Section 6.9 as to the Representatives of Seller; (y) take such actions as are necessary to cause the Representatives of Seller to comply with the terms and conditions of this Section 6.9; and (z) be responsible and liable for any breach of the provisions of this Section 6.9 by Seller or the Representatives of Seller. In any case, such Confidential Information shall not be used for any reason or purpose other than to evaluate and consummate the transactions contemplated by this Agreement. From and after the Closing, if it occurs, the provisions of Section 13.1 shall control the treatment of the Confidential Information of Buyer and its Affiliates.

              (b) Of Transaction. After the date of this Agreement but before the Closing (if any) hereunder, except (i) as expressly permitted or contemplated by this Agreement, (ii) to the Representatives described in the second sentence of Section 6.9(a) above, (iii) in the form of a public announcement coordinated with Buyer and set forth on Exhibit 6.9(b) hereto, or
(iv) to the extent that, in the opinion of its counsel, failure to make such disclosure would constitute a violation of law (and in such event, after coordination and cooperation with Buyer), neither Seller nor the Miltex Companies shall disclose to any Person the fact of, or information regarding, the negotiations with respect to this Agreement and the transactions contemplated hereby.

         6.10. Payment of Obligations

         On or prior to the Closing Date, Seller shall cause the applicable Miltex Company to terminate the foreign currency exchange contracts, interest rate, interest rate cap and other hedging arrangements of each such Miltex Company.

         6.11. Contribution of Preferred Stock

         On or prior to the Closing Date, (i) Seller shall contribute the Preferred Stock to Miltex Holdings, (ii) Miltex Holdings shall contribute the Preferred Stock to ASP/Miltex Group Holdings, Inc. and (iii) ASP/Miltex Group Holdings, Inc. shall cancel the Preferred Stock

         6.12. Contribution of Owned Real Property

         On or prior to the Closing Date, (i) Seller shall cause Miltex Dental Instruments, Inc. to create a new, wholly-owned subsidiary for the purpose of holding the Owned Real Property (the "Montana Subsidiary"), (ii) Miltex Dental Instruments, Inc. shall contribute title to the Owned Real Property, the Fixtures appurtenant thereto and the Standard Commercial Listing Agreement described on Section 4.12(i) of the Disclosure Schedule to the Montana Subsidiary and the Montana Subsidiary shall assume any liabilities related to such Owned Real Property, Fixtures or Standard Commercial Listing Agreement, and
(iii) Miltex Dental Instruments, Inc. and Miltex Holdings, respectively, shall declare a dividend of the equity securities in the Montana Subsidiary to Miltex Holdings and Seller, respectively.

                                   ARTICLE 7

                           CERTAIN COVENANTS OF BUYER

         7.1. Required Approvals

         The parties have made their initial filings under the HSR Act, and Buyer shall make all other filings required by Law to be made by it in order to consummate the transactions contemplated by this Agreement (including any further filings under the HSR Act). In addition, Buyer shall cooperate with Seller and the Miltex Companies with respect to all filings that Seller is required by Law to make in connection with the transactions contemplated by this Agreement; provided, however, that this Agreement does not require Buyer to dispose of or make any change in any portion of its business.

         7.2. Nondisclosure

              (a) Of Proprietary Information. Buyer acknowledges the confidential and proprietary nature of the Confidential Information of Seller, the Miltex Companies and the Business and agrees that, from the date hereof until the earlier of (w) the Closing or (x) two years after the date of termination of this Agreement such Confidential Information (whether obtained before or after the date of this Agreement) (i) shall be kept confidential by Buyer; and (ii) without limiting the foregoing, shall not be disclosed by Buyer to any Person, except in each case as otherwise expressly permitted or contemplated by this Agreement, with the prior written consent of Seller or as required by law. Buyer shall disclose the Confidential Information of Seller, the Miltex Companies or the Business only to its Representatives who require such material for the purpose of evaluating the transactions contemplated hereby and are informed by Buyer of the obligations of this Section 7.2 with respect to such information. Buyer shall (y) enforce the terms of this Section 7.2 as to its Representatives; (z) take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this Section 7.2; and
(z) be responsible and liable for any breach of the provisions of this Section
7.2 by it or its Representatives. In any case, if the Closing does not occur, such Confidential

Information shall not be used for any reason or purpose other than to evaluate and consummate the transactions contemplated by this Agreement. From and after the Closing, if it occurs, the provisions of Section 13.1 shall control the treatment of the Confidential Information of Seller, the Miltex Companies and the Business.

              (b) Of Transaction. After the date of this Agreement but before the Closing (if any) hereunder, except in the form of a public announcement coordinated with Seller and set forth on Exhibit 6.9(b) hereto, or to the extent that, in the opinion of its counsel, failure to make such disclosure would constitute a violation of law (and in such event, after coordination and cooperation with Seller), Buyer shall not disclose to any Person the fact of, or information regarding, the negotiations with respect to this Agreement and the transactions contemplated hereby.

         7.3. Notification

         Between the date of this Agreement and the Closing, Buyer shall promptly notify Seller in writing if Buyer acquires knowledge of (a) any fact or condition that causes or constitutes a material breach of any Buyer's representations and warranties made as of the date of this Agreement; (b) the occurrence after the date of this Agreement of any fact or condition that would be reasonably likely to cause or constitute a material breach of any such representation or warranty had the representation or warranty been made as of the time of the occurrence of, or Buyer's discovery of, such fact or condition;
(c) any material breach of a covenant contained in this Article 7; or (d) any fact that makes the satisfaction of the conditions of Article 8 impossible or reasonably unlikely.

         7.4. Withholding Amount

         Prior to the Closing Date, Seller shall provide Buyer with a final determination of the Withholding Amount as of the Closing Date for each Optionholder. At the Closing, Buyer shall deliver to Miltex Holdings an amount in cash equal to the Withholding Amount. Miltex Holdings shall remit the Withholding Amount to the appropriate Governmental Authority when due.

         7.5. Best Efforts

         Buyer shall use its reasonable best efforts to cause the conditions in
Article 8 to be satisfied.

         7.6. Officer and Director Indemnification

         Buyer agrees that all rights to indemnification and exculpation from liability for acts or omissions occurring on or prior to the Closing Date now existing in favor of the current or former directors, officers or employees of the Miltex Companies, as provided in the respective certificates of incorporation or by-laws of the Miltex Companies shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms for a period of not less than six (6) years after the Closing Date.

         7.7. Further Assurances

         Buyer and the Miltex Companies shall cooperate with and provide all reasonable assistance to Seller and the Montana Subsidiary to facilitate the sale of the Owned Real Property, whether prior to or following the Closing Date, at Buyer's sole expense.

                                   ARTICLE 8

                       CONDITIONS TO SELLER'S OBLIGATIONS

         The obligations of Seller with respect to consummation of the transactions provided for in this Agreement are subject, in the discretion of Seller, to the satisfaction at or before the Closing of the following conditions:

         8.1. Representations, Warranties and Covenants

         All representations and warranties of Buyer contained in Article 5 of this Agreement shall have been true and correct in all material respects, without duplication of any materiality qualifier contained therein, as of the date of this Agreement and as of the Closing, and Buyer shall have performed in all material respects all covenants required by this Agreement to be performed by it as of or before the Closing.

         8.2. Certain Consents

         All HSR Act filings shall have been made, and all waiting periods (and any extensions thereof) under the HSR Act shall have expired, lapsed or been terminated with respect to the Closing, and all HSR Act authorizations, orders, recognitions, grants, consents, licenses, confirmations, clearances, permissions and approvals necessary for the completion of the Closing shall have been obtained.

         8.3. No New Action with Respect to Transactions

         Since the date of this Agreement, no Action shall have been instituted or threatened by any Governmental Authority or other Person that (i) challenges, seeks damages in connection with, or seeks to restrain, any of the transactions contemplated by this Agreement or (ii) would reasonably be expected to have the effect of preventing, making illegal, or otherwise materially interfering with any of the transactions contemplated by this Agreement.

         8.4. Additional Agreements

         Buyer shall have executed the Escrow Agreement.

         8.5. Closing Documents

         Buyer shall have delivered to Seller the items shown in the Closing Agenda as being delivered by Buyer or Buyer's counsel, and such other instruments and documents as may have been reasonably requested by Seller, all in form reasonably satisfactory to Seller's counsel.

                                   ARTICLE 9

                        CONDITIONS TO BUYER'S OBLIGATIONS

         The obligations of Buyer to consummate the transactions provided for in this Agreement are subject, in the discretion of Buyer, to the satisfaction at or before the Closing of the following conditions:

         9.1. Representations, Warranties and Covenants

         All representations and warranties of Seller contained in Article 4 of this Agreement shall have been true and correct in all material respects, without duplication of any materiality qualifier contained therein, as of the date of this Agreement and as of the Closing (except for representations that speak as of a particular date, which shall be true and correct in all material respects as of such date); provided, however, that for purposes of this condition, such representations and warranties will be deemed to be true and correct in all material respects unless the matters underlying the failure or failures or such representations and warranties to be so true and correct, individually or in the aggregate, represent or reasonably would be expected to result in a Material Adverse Effect; and Seller shall have performed in all material respects all covenants required by this Agreement to be performed by it as of or before the Closing.

         9.2. Certain Consents

         All HSR Act filings shall have been made, and all waiting periods (and any extensions thereof) under the HSR Act shall have expired, lapsed or been terminated with respect to the Closing, and all HSR Act authorizations, orders, recognitions, grants, consents, licenses, confirmations, clearances, permissions and approvals necessary for the completion of the Closing shall have been obtained.

         9.3. No New Action With Respect to Transactions

         Since the date of this Agreement, no Action shall have been instituted or threatened by any Governmental Authority or other Person that (i) challenges, seeks damages in connection with, or seeks to restrain, any of the transactions contemplated by this Agreement or (ii) would reasonably be expected to have the effect of preventing, making illegal, or otherwise materially interfering with any of the transactions contemplated by this Agreement.

         9.4. Additional Agreements

         Each of Seller and the Miltex Companies shall have executed and delivered to Buyer the Additional Agreements to which it is a party.

         9.5. Closing Documents

         Seller shall have delivered to Buyer the items shown in the Closing Agenda as being delivered by Seller or Seller's counsel, and such other instruments and documents as may have been reasonably requested by Buyer, all in form reasonably satisfactory to Buyer's counsel.

         9.6. No Material Adverse Change

         There shall not have been, since the date hereof, any Material Adverse Change, or event or circumstance that will, or could reasonably be expected to, result in a Material Adverse Change, other than as a result of (i) any change in general economic, business, industry, legal or political conditions (including conditional arising from wars, national emergencies, hostilities, or terrorist or anti-terrorist acts) not having a disproportionate effect on the Business compared to its effect on other entities engaged in businesses similar to the Business; or (ii) the transactions contemplated by this Agreement or the announcement of the transactions contemplated by this Agreement.

         9.7. Leased Real Property Subject to Installment Sales Agreement

         Seller shall have delivered either (i) to a Miltex Company a special warranty deed of the Leased Real Property subject to the Installment Sales Agreement or (ii) to Buyer an escrow letter from any applicable Government Authority setting forth the conditions to release such deed from escrow, in each case in reasonable form.

                                   ARTICLE 10

                           TERMINATION BEFORE CLOSING

         10.1. Termination

         This Agreement may be terminated by notice at any time prior to
Closing:

              (a) By written consent of Buyer and Seller;

              (b) By Buyer or Seller if the Closing shall not have occurred on or before May 15, 2006; provided, that this provision shall not be available to Buyer if Seller has the right to terminate this Agreement under clause (d)(i) of this Section 10.1, and this provision shall not be available to Seller if Buyer has the right to terminate this Agreement under clause (c)(i) of this Section 10.1;

              (c) By Buyer if (i) there is a material breach of any covenant to be performed by Seller under this Agreement which, if curable, has not been cured within thirty (30) days of the breach or waived by Buyer, (ii) any of the conditions contained in Article 9 of this Agreement has not been satisfied (other than through a breach of a covenant contained in this Agreement by Buyer) or waived by Buyer as of the Closing, or (iii) satisfaction of any of the conditions contained in Article 9 of this Agreement has become impossible (other than through a breach of a covenant contained in this Agreement by Buyer) and Buyer has not waived such condition; or

              (d) By Seller if (i) there is a material breach of any covenant to be performed by Buyer under this Agreement which, if curable, has not been cured within thirty (30) days of the breach or waived by Seller, (ii) any of the conditions contained in Article 8 of this Agreement has not been satisfied (other than through a breach of covenant contained in this Agreement by Seller) or waived by Seller as of the Closing, or (iii) satisfaction of any of the conditions contained in Article 8 of this Agreement has become impossible (other than through a breach of covenant contained in this Agreement by Seller) and such condition has not been waived by Seller.

         10.2. In the Event of Termination

         In the event of termination of this Agreement:

              (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the party furnishing the same;

              (b) The provisions of Sections 6.9 and 7.2 and Article 15 shall continue in full force and effect; and

              (c) No party hereto shall have any liability to any other party to this Agreement, except as stated in this Section 10.2 and except for any breach of this Agreement occurring prior to the termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

                                   ARTICLE 11

                          SURVIVAL AND INDEMNIFICATION

         11.1.    Survival of Representations, Warranties and Covenants

         The representations, warranties and covenants of the parties made in this Agreement shall survive the Closing as follows:

              (a) the representations and warranties made in Sections 4.11(a),
(b) and (c) ("Title to Shares," "Title to Subsidiary Shares" and "No Other Equity Interests") shall survive without limitation;

              (b) the representations and warranties made in Section 4.24 and the covenants made in Section 11.3 and Article 14 shall survive until the three
(3) year anniversary of the Closing Date; and

              (c) all other representations, warranties and covenants made in this Agreement shall survive until the twelve (12) month anniversary of the Closing Date, except for the covenants in Sections 7.6 (which shall survive for the six (6) year period set forth therein) and 13.1 (which shall survive until the expiration of the statute of limitations relating thereto), and Article 15 (which shall survive without limitation);

provided, however, that in each case such representations, warranties and covenants shall survive, with respect to any Indemnity Claim, until the resolution of such Indemnity Claim, so long as notice of such Indemnity Claim was provided on or prior to such date.

         11.2. General Indemnification

              (a) By Seller. Except with respect to Taxes and matters relating to Taxes: Seller hereby indemnifies and saves and holds harmless Buyer, the Miltex Companies, its and their respective Affiliates and its and their respective Representatives (collectively, the "Buyer-Side Indemnified Persons"), from and against any and all Losses (other than any Losses specifically taken into account in the purchase price adjustment provided for in Article 2) incurred in connection with or arising out of:

                  (i) any breach of a representation or warranty made by Seller in this Agreement or in any document delivered at the Closing; provided, that if any representation or warranty that contains qualifications as to materiality, Material Adverse Change or Material Adverse Effect is breached the amount of Losses will be determined without regard to such qualifiers;

                  (ii) any breach of a covenant made by Seller in this Agreement; or

                  (iii) any liability by any of the Miltex Companies to, or claim against any of the Miltex Companies by, Seller or any Affiliates (other than employees, officers and directors of Seller in each case arising out of acts, omissions, events, facts or circumstances occurring before the Closing).

              (b) By Buyer. Except with respect to Taxes and matters relating to
Taxes: Buyer hereby indemnifies and saves and holds harmless Seller, Seller's Affiliates, and its and their respective Representatives (collectively, the "Seller-Side Indemnified Persons"), from and against any and all Losses (other than any Losses specifically taken into account in the purchase price adjustment provided for in Article 2) incurred in connection with or arising out of:

                  (i) any breach of a representation or warranty made by Buyer in this Agreement or in any document delivered at the Closing; provided, that if any representation or warranty that contains qualifications as to materiality, Material Adverse Change or Material Adverse Effect is breached, the amount of Losses will be determined without regard to such qualifiers;

                  (ii) any breach of a covenant made by Buyer in this Agreement; or

                  (iii) the operation of the Business by Buyer after the Closing.

              (c) Notice and Defense. Except as otherwise provided in Section
11.3 with respect to Taxes and matters relating to Taxes:

                  (i) Notice. If a claim for Losses (an "Indemnity Claim") is to be made by a party entitled to indemnification hereunder, the party claiming such indemnification shall give notice (an "Indemnity Claim Notice") to the indemnifying party and the Escrow Agent as promptly as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought. If any Action in the form of a lawsuit is filed against any party entitled to indemnification hereunder, notice thereof shall be given to the indemnifying party and the Escrow Agent as promptly as practicable (and in any event within fifteen (15) calendar days after service). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party suffers actual damage caused by such failure.

                  (ii) Conduct of Defense. After such notice, the indemnifying party shall be entitled, if it so elects: (x) to take control of the defense and investigation of such Action; (y) to employ and engage attorneys of its own choice to handle and defend the same (unless the named parties to such Action include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's expense, to separate counsel of its own choosing); and (z) to compromise or settle such Action, which compromise or settlement shall be made only with the written consent of the indemnified party, which consent shall not be unreasonably withheld. If the indemnifying party fails to assume the defense of such Action within fifteen (15) calendar days after receipt of the Indemnity Claim Notice, the indemnified party against which such Action has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's expense, the defense, compromise or settlement of such Action; provided, however, that such Action shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

              (d) Limits on Liability.

                  (i) Limits on Liability of Seller. Seller shall not be obligated to indemnify any Buyer-Side Indemnified Person under Sections 11.2(a)(i) or (ii) unless such Losses collectively suffered or incurred by all Buyer-Side Indemnified Persons aggregate more than $1,000,000 (One Million Dollars) (the "Basket"), in which event Seller shall be obligated to indemnify the applicable Buyer-Side Indemnified Persons for the full amount of such Losses up to an aggregate amount equal to (a) Five Million Dollars ($5,000,000) (the "General Cap") with respect to claims made prior to the twelve (12) month anniversary of the Closing Date and (b) One Million Dollars ($1,000,000) (the "Special Cap") with respect to claims made pursuant to Section 11.3 subsequent to such twelve (12) month anniversary and prior to the thirty-six (36) month anniversary of the Closing Date.

                  (ii) Limits on Liability of Buyer. Buyer shall not be obligated to indemnify any Seller-Side Indemnified Person under Section 11.2(b) for Losses pursuant to such Section unless such Losses collectively suffered or incurred by all Seller-Side Indemnified Persons aggregate more than the Basket, in which event Buyer shall be obligated to indemnify the applicable Seller-Side Indemnified Persons for the full amount of such Losses, up to an aggregate amount equal to the Cap, provided, that the foregoing limitations shall not apply to the obligations of Buyer to pay the Purchase Price under Article 2.

              (e) Sole Remedy. The parties acknowledge that, in the absence of fraud, the rights accorded to each Buyer-Side Indemnified Person or Seller-Side Indemnified Person under this Article 11 shall be the sole rights to money damages that any such Person may have under this Agreement or for breach of this Agreement; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article 11 shall restrict or limit any rights that any Buyer-Side Indemnified Person or Seller-Side Indemnified Person may have to seek equitable relief.

              (f) Buyer's Right of Set-Off; First Remedy. Upon notice to Seller Representative specifying in reasonable detail the basis therefore, Buyer may set off any claim under this Article 11 against amounts owing under Section 2.4 hereof or give notice of a claim in such amount under the Escrow Agreement. Neither the exercise of nor the failure to exercise such right of setoff or to give a notice of a claim under the Escrow Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it. Any payment of Losses to the Buyer-Side Indemnified Persons hereunder shall be paid solely from the Indemnity Escrow Amount, other than Losses pursuant to Section 11.1(a).

              (g) Insurance Proceeds. Buyer shall use commercially reasonable efforts to claim and recover any Losses suffered under its insurance policies (but shall not be required to bring a lawsuit to do so), and shall remit to the Seller Representative any proceeds actually received by Buyer with respect to Losses previously indemnified by Seller hereunder.

         11.3. Tax Indemnification

              (a) Subject to the limitations described in Section 11.1, Section 11.2(e) and this Section 11.3, and without duplication of any amounts otherwise payable under this Agreement or covered by Section 14.5, from and after the Closing, Seller shall indemnify and hold harmless the Buyer-Side Indemnified Persons from and against (i) all Taxes of the Miltex Companies for all Pre-Closing Tax Periods, except to the extent such Taxes are included as current liabilities in the determination of Closing Working Capital, (ii) all Taxes of Seller imposed on any of the Miltex Companies, (iii) any and all Losses arising out of, resulting from or incident to any breach by Seller or any of its Affiliates of any covenant contained in this Section 11.3 or Article 14, and
(iv) any and all Losses arising out of, resulting from or incident to any breach by Seller or its Affiliates (including the Miltex Companies on or prior to the Closing Date) of any representation or warranty contained in Section 4.24, to the extent not otherwise indemnified pursuant to the foregoing clauses (i)-(iii) (provided, however, that a claim for a Loss that relates to a liability for Taxes of any Miltex Company to a Governmental Authority may be made only if such Loss arises out of, results from or is incident to a written Tax Claim); provided, however, that the aggregate amount of all claims for indemnification or reimbursement of Taxes made by any Buyer-Side Indemnified Persons pursuant to this Section 11.3, when taken together with the aggregate amount of all claims for other Losses made by any Buyer-Side Indemnified Persons pursuant to Section 11.2(a), may not exceed, in the aggregate, the General Cap prior to the twelve
(12) month anniversary of the Closing Date (and if notice of such claim is provided prior to such date, the General Cap shall continue to apply to such claim until such claim is resolved); provided, further, that the aggregate amount of all claims for indemnification or reimbursement of Taxes made by any Buyer-Side Indemnified Persons pursuant to this Section 11.3 may not exceed, in the aggregate, the Special Cap for the period subsequent to the twelve (12) month anniversary of the Closing Date and prior to the thirty six (36) month anniversary of the Closing Date. From and after the thirty six (36) month anniversary of the Closing Date, no Buyer-Side Indemnified Person may make any claim for indemnification or reimbursement of Taxes pursuant to this Agreement. For purposes of this Section 11.3, Taxes shall include the amount of Taxes that would have been due and payable but for the application of any credit or net operating loss or capital loss deduction attributable to a Post-Closing Tax Period.

              (b) From and after the Closing, Buyer shall indemnify and hold harmless the Seller-Side Indemnified Persons from and against (i) all Taxes of the Miltex Companies for any Post-Closing Tax Period, except to the extent such Taxes are attributable to a breach by Seller or any of its Affiliates of any covenant contained in this Section 11.3 or Article 14 and (ii) any and all Losses arising out of, resulting from or incident to the breach by Buyer or any of its Affiliates (including the Miltex Companies after the Closing Date) of any covenant contained in this Section 11.3 or Article 14.

              (c) In the case of any Straddle Period:

                  (i) Real, personal and intangible property Taxes or other Taxes levied on a per diem basis (collectively, "Per Diem Taxes") of any of the Miltex Companies for a Pre-Closing Tax Period shall be equal to the amount of such Per Diem Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the total number of days in the Straddle Period; and

                  (ii) Taxes of any of the Miltex Companies (other than Per Diem Taxes) for any Pre-Closing Tax Period shall be computed as if such Tax Period ended as of the end of the day on the Closing Date.

              (d) Seller's indemnification obligation for Taxes for a Pre-Closing Tax Period shall initially be effected by its payment to Buyer of the excess of (i) the amount of Taxes due for such Pre-Closing Tax Period as evidenced by a Tax Return prepared in accordance with Section 14.1 or as otherwise indicated in a written notice prepared by Buyer over (ii) the amount of such Taxes paid by Seller at any time plus the amount of such Taxes paid by the Miltex Companies on or prior to the Closing Date, plus the amount of Taxes included as current liabilities in the determination of Closing Working Capital. The Seller Representative shall pay such excess to Buyer within ten (10) days after written demand is made by Buyer; provided, however, prior to the Escrow Disbursement Date, such excess may be paid to Buyer from the Indemnity Escrow in accordance with the terms of the Escrow Agreement; provided further, in no event shall the Seller Representative or, if applicable, the Escrow Agent be obligated to make any such payment earlier than five (5) days before the date on which such Taxes are required to be paid to the relevant Governmental Authority. In the case of any contested Tax, payment of the Tax to the appropriate Governmental Authority shall not be considered to be due earlier than the date a final determination with respect to such Tax liability is made by the appropriate Governmental Authority or court.

              (e) If a Governmental Authority shall make any claim relating to Taxes that, if successful, might result in an indemnification payment pursuant to this Section 11.3 (a "Tax Claim"), the indemnified party shall promptly and in any event no more than fifteen (15) calendar days following receipt of such Tax Claim, give written notice of such Tax Claim to the indemnifying party, together with copies of all notices and communications relating to such Tax Claim;

provided, however, the failure of the indemnified party to give such notice shall only relieve the indemnifying party from its indemnification obligations hereunder to the extent it is actually prejudiced by such failure.

              (f) The Seller Representative shall, upon written notification to Buyer, control all proceedings at its own expense and may make all decisions with respect to any Tax Claim relating to a Tax Period ending on or prior to the Closing Date; provided, however, the Seller Representative shall not settle any such Tax Claim without Buyer's consent, which shall not be unreasonably withheld or delayed; and provided further, that the Seller Representative and Buyer shall jointly control any such Tax Claim if the resolution of such Tax Claim reasonably would be expected to affect any of the Miltex Companies' liability for Taxes for any Tax Period ending after the Closing Date. The Seller Representative and Buyer shall jointly control all proceedings with respect to any Tax Claim relating to a Straddle Period. The Seller Representative shall promptly notify Buyer if it decides not to control the defense or settlement of any Tax Claim which it is entitled to control or jointly control pursuant to this Section 11.3(f), and Buyer shall thereupon be permitted to defend and settle such proceeding.

              (g) Seller and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and other representatives to reasonably cooperate, in contesting any Tax Claim. Such cooperation shall include the retention and, upon the request of the party or parties controlling proceedings relating to such Tax Claim, the provision to such party or parties of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

         11.4. Character of Indemnification Payments

         Seller and Buyer agree to treat all payments made pursuant to this
Article 11 as adjustments to the Purchase Price for Tax purposes, unless otherwise required by applicable Law.

                                   ARTICLE 12

                                   [RESERVED]

                                   ARTICLE 13

                          CERTAIN POST-CLOSING MATTERS

         13.1.    Post-Closing Confidentiality

         After the Closing, Seller shall, and shall cause its Affiliates to, continue to maintain the confidentiality of all Confidential Information relating to Buyer, the Miltex Companies or the Business, including all such materials which remain in the possession of Seller or its Affiliates, except to the extent that disclosure of any such information is required by law or authorized by Buyer or reasonably occurs in connection with any dispute over the terms of this Agreement. After the Closing, Buyer shall, and shall cause its

Affiliates to, maintain the confidentiality of all Confidential Information relating to Seller or Seller's Affiliates (other than that relating to the Business) which Buyer or any of its Affiliates has obtained in connection with this Agreement or with the transactions contemplated herein, except to the extent disclosure of such information is required by law or authorized by Seller, or reasonably occurs in connection with any dispute over the terms of this Agreement. After the Closing, in the event that any party reasonably believes that it or any of its Affiliates is required by law to disclose any such Confidential Information, the disclosing party will (i) provide the other parties with prompt notice (before such disclosure, unless this is impractical because an applicable warrant requires immediate disclosure) in order that such parties may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information and (ii) cooperate with such other parties in attempting to obtain such order or assurance.

                                   ARTICLE 14

                           TAX AND ACCOUNTING MATTERS

         14.1. Preparation of Tax Returns

              (a) Except as otherwise provided in Section 14.5 with respect to Transfer Taxes, Buyer shall prepare (or cause to be prepared) all Tax Returns of the Miltex Companies relating to any Straddle Period and Seller shall prepare (or cause to be prepared) all Tax Returns relating to Tax Periods ending on or before the Closing Date that are required to be filed after the Closing Date. Buyer and Seller agree to prepare and file all Tax Returns of the Miltex Companies for any Tax Period that includes the Closing Date on the basis that such Tax Period ended as of the end of the day on the Closing Date unless the relevant Governmental Authority will not accept a Tax Return filed on that basis. Each party shall have the right to review and comment on any Tax Returns prepared by the other party pursuant to this Section 14.1(a) prior to filing, and each party shall make any changes to such Tax Returns as reasonably requested by the other party. Subject to the provisions of Section 11.3 and this
Article 14, Buyer shall timely file (or cause to be timely filed) with the appropriate Governmental Authority when due all Tax Returns of each of the Miltex Companies relating to any Pre-Closing Tax Period that are required to be filed after the Closing Date (including, without limitation, a federal income Tax Return for Miltex Holdings and the Miltex Subsidiaries that are entities formed in the United States (the "U.S. Subsidiaries") for the Tax Period ending on the Closing Date) and Buyer shall pay or cause to be paid all Taxes shown as due on such Tax Returns. All Tax Returns prepared pursuant to this Section 14.1 shall be prepared in a manner consistent with past practice (unless a contrary position is required under applicable Law) and, in the case of any Tax Return that includes the Closing Date, Buyer and Seller will cause the Miltex Companies to claim deductions for the Tax Savings Expenses and any other deductions that lawfully may be claimed and will consult with PricewaterhouseCoopers LLP (or other nationally recognized accounting firm that may be mutually agreed to by Buyer and the Seller Representative) regarding the proper allocation of such deductions among Miltex Holdings, its U.S. Subsidiaries and any other Miltex Companies. Buyer shall not elect, and shall not permit the Miltex Companies to elect, to waive the carryback of any net operating loss attributable to a Pre-Closing Tax Period (including, without limitation, the Tax Period that ends on the Closing Date) pursuant to Code Section 172(b)(3) or any similar provision of foreign, state, or local income Tax Law.

              (b) Buyer shall provide copies of all Tax Returns (or the portions thereof relating to the Miltex Companies) relating to any Pre-Closing Tax Period that are filed after the Closing Date to the Seller Representative and shall not, except as provided in Section 14.2(a), file any amended Tax Return for any Pre-Closing Tax Period of the Miltex Companies without the prior written consent of the Seller Representative (which consent shall not be unreasonably withheld, conditioned or delayed).

         14.2. Tax Refunds

         Any refund, rebate, abatement or other recovery (whether directly or indirectly through a right of setoff or credit) of Taxes (including payments of estimated Taxes) of any of the Miltex Companies and any interest thereon (collectively, a "Tax Refund") with respect to any Pre-Closing Tax Period that is not included in Closing Working Capital shall be for the account of Seller, other than any Tax Refund resulting from a carryback of a net operating loss, credit or other loss or deduction from a Post-Closing Tax Period. Buyer shall pay to the Seller Representative the amount of any such Tax Refund as promptly as practicable after Miltex Holdings or any of the other Miltex Companies receives the Tax Refund (or receives the benefit of the Tax Refund through a right of offset or credit). Seller shall prepare (or cause to be prepared) at Seller's expense, and Buyer shall promptly cause Miltex Holdings to file, any required Tax Return (including, without limitation, amended Tax Returns reflecting a carryback of losses) that may be necessary to enable the Miltex Companies to obtain any such Tax Refund; provided, however, that any claim for a Tax Refund for a Pre-Closing Tax Period on the basis of a carryback of a net operating loss attributable to deductions for Tax Savings Expenses shall be filed on IRS Form 1120X and comparable state, local and foreign tax forms; provided, further, that, if any action is required to be taken beyond the filing of any Tax Return in order to obtain a Tax Refund, Seller shall pay all reasonable expenses in connection with the pursuit of such Tax Refund. Buyer shall, upon the Seller Representative's written request, promptly prepare and prosecute a claim or suit for a refund of Taxes for any Pre-Closing Tax Period, provided that Seller shall pay all reasonable expenses in connection with the preparation and prosecution of such claim or suit.

         14.3.    Cooperation on Tax Matters

         Seller and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and other representatives to reasonably cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits relating to Taxes. Seller and Buyer agree (i) to retain all books and records with respect to Tax matters pertinent to the Miltex Companies relating to any Tax Period beginning before the Closing Date until the applicable statute of limitations has expired and to abide by all record retention agreements entered into with any Governmental Authority; (ii) to allow the other party and its representatives at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as such party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours at such party's expense; and (iii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Seller and Buyer, as the case may be, shall allow the other party to take possession of such books and records.

         14.4.    Withholding Forms

         At or prior to Closing, Seller shall provide Buyer with (i) a properly executed IRS Form W-9, (ii) a statement executed by Seller, in form and substance satisfactory to Buyer, that satisfies the requirements of Treasury Regulation ss. 1.1445-2(b)(2), and (iii) any other certifications, affidavits, forms or documents required to be delivered to Buyer under any applicable Tax Law in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price (including any amounts payable under Sections 2.3 and 2.4).

         14.5.    Transfer Taxes

         All Transfer Taxes shall be paid 50% by Buyer and 50% by Seller. Seller and Buyer shall cooperate in preparing and timely filing all Tax Returns and other documentation relating to such Transfer Taxes as may be required by applicable Tax Law.

         14.6.    Section 338 Election; Ordinary Course of Business

         Neither Buyer nor any of its Affiliates shall make an election under
Section 338 of the Code with respect to the purchase of the Shares of Miltex Holdings or any stock that is held, directly or indirectly, by Miltex Holdings without Seller's prior written consent. Buyer agrees not to cause any of the Miltex Companies to engage in any transaction on the Closing Date after the Closing that is outside of the Ordinary Course of Business of the Miltex Companies, except for the transactions contemplated by this Agreement.

         14.7.    Tax Sharing Agreements

         Seller shall cause any Tax sharing agreement or similar arrangement to which any Miltex Company is a party to be terminated on or before the Closing Date. After the Closing Date, no party shall have any rights or obligations under any such Tax sharing agreement or similar agreement.

         14.8.    Tax Benefit Payment.

         No later than March 31, 2007, Buyer shall pay to Seller an amount equal to 19% of the amount of the Miltex Companies' federal charitable contribution carryforward from a Pre-Closing Tax Period that is deducted on Buyer's federal consolidated income Tax Return for its 2006 tax year.

                                   ARTICLE 15

                                  MISCELLANEOUS

         15.1.    Assignment; No Third Party Beneficiaries

         Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that Buyer may assign its rights and obligations hereunder to one or more of its Affiliates, provided, that no such assignment shall relieve Buyer of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person (including any Business Employee) shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

         15.2.    Notices

         All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: (a) when received if personally delivered; (b) the day after being sent, if sent for next-day delivery within the United States by recognized overnight delivery service (e.g., Federal Express); and (c) upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to the following address or to such other place and with such other copies as either party may designate as to itself by notice to the other:

    If to Seller or the Seller Representative
    addressed to:                              If to Buyer addressed to:
    ------------                               ------------------------

    ASP/Miltex LLC                             Integra LifeSciences Corporation
    666 Third Avenue                           311 Enterprise Drive
    New York, NY 10017                         Plainsboro, NJ  08536
    Attention:  David L. Horing,               Attention: Richard Gorelick, Esq.
                 Matthew F. LeBaron and
                 Eric L. Schondorf, Esq.

    With a copy to:                            With a copy to:

    Kaye Scholer LLP                           GoodSmith Gregg & Unruh LLP
    425 Park Avenue                            105 West Adams Street, 26th Floor
    New York, NY 10022                         Chicago, IL  60603
    Attention:  Emanuel S. Cherney, Esq.       Attention: Marilee C. Unruh, Esq.

         15.3.    Choice of Law, etc.

         This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York, except with respect to matters of law concerning the internal affairs of any business entity which is a party to this Agreement, and as to those matters the law of the jurisdiction under which the relevant business entity derives its powers shall govern. Each party irrevocably and unconditionally: (i) agrees that any Action arising out of this Agreement or any Additional Agreement may be brought in any court having jurisdiction over the County of New York, New York; (ii) consents to such jurisdiction; (iii) waives any objection to such venue; and (iv) waives trial by jury in any Action relating to this Agreement, any Additional Agreements or the transactions contemplated hereby or thereby.

         15.4.    Entire Agreement; Amendments and Waivers

         This Agreement and the Additional Agreements to which either Buyer or Seller is a party, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule), constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect thereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in such waiver.

         15.5.    Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15.6.    Expenses

         Except as otherwise specifically provided in this Agreement, each party shall pay its own legal, accounting, out of pocket and other expenses incident to the negotiation and execution of, and Closing under, this Agreement; provided, however, that Buyer shall pay the filing fee pursuant to the HSR Act.

         15.7.    Invalidity

         In the event that any of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then, to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

         15.8.    Cumulative Remedies

         Except as otherwise specifically provided in this Agreement (in Section 11.2(e) or otherwise) or any Additional Agreement, all rights and remedies of any party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         15.9.    Time; Captions; Exhibits and Schedules

         Time is of the essence of this Agreement. The captions contained in this Agreement in no way define, limit or extend any provision of this Agreement. The Exhibits and Schedules which are attached to this Agreement are a part of this Agreement and are incorporated herein by reference.

         15.10.   No Strict Construction

         The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

15.11.   Further Assurances

         From time to time after the Closing Date, at the request of the other party hereto and at the expense of the party so requesting, each party hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to further document the consummation of the transactions contemplated hereby.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of this 19th day of April, 2006.



"BUYER"

INTEGRA LIFESCIENCES CORPORATION



By:     /s/ John B. Henneman, III
        -----------------------------
Name:   John B. Henneman, III
Title:  Executive Vice President and
        Chief Administrative Officer



"SELLER"

ASP/MILTEX LLC



By:    /s/ David Horing
       ----------------------------
Name:  David Horing
Title: ____________________________

SPA (Execution)

SPA (Execution)
                                    Exhibit A

                               Miltex Subsidiaries

ASP/Miltex Group Holdings, Inc.
ASP/Miltex Holdings, Inc.
Miltex, Inc.
Miltex Technology Corp.
Miltex GmbH
Meisterhand Instrumente GmbH
Miltex Dental, Inc.
Miltex Dental Technologies, Inc.
Miltex Dental Instruments, Inc.
EndoSolutions, Inc.

                                 Exhibit 1.1(a)

                         Calculation of Working Capital

Working Capital means, as of any date, the sum of certain current assets categories (as defined below) of the Miltex Companies less the sum of certain current liabilities categories (as defined below) of the Miltex Companies.

"Current assets" categories are:

(a)  Cash

(b) accounts receivable, net of allowance for doubtful accounts, other than receivables from Affiliates

(c)  inventory, net of reserves calculated as set forth below

(d) prepaid expenses and other current assets, excluding any assets associated with forward currency exchange, interest rate swap, or other hedging arrangements, and excluding any deferred Tax assets and/or Tax Refunds

"Current liabilities" categories are:

(a)  accounts payable, other than payables to Affiliates

(b) accrued expenses, excluding accrual of interest expenses relating to indebtedness and forward currency exchange, interest rate swap, or other hedging arrangements but including accrued vacation time and bonus (including bonuses to be paid to employees of the Miltex Companies in connection with the consummation of the transactions contemplated hereby)

Except as set forth above, each current assets category and each current liabilities category are defined consistently with past practices of the Miltex Companies and in accordance with the Financial Statements.

Any Transaction Fees incurred by the Miltex Companies, to the extent not paid by Closing, will be reflected in current liabilities as of the Closing.

Notwithstanding the general principles in the definition of Closing Working Capital, all Tax liabilities related to the Pre-Closing Tax Period ending on the Closing Date included in current liabilities shall be calculated after giving effect to the deductions described in the Tax Savings Expenses that can be claimed during the portion of the Pre-Closing Tax Period that is deemed to end on the Closing Date. No liabilities shall be included in the current liabilities for any potential Taxes relating to intercompany transactions between any Miltex Company and Miltex Technology Corp.

For the avoidance of doubt, excess and obsolete inventory and corresponding reserves shall be calculated using the following methodology, consistent with past practices of the Miltex Companies:

                  An Inventory part is considered obsolete if the part has not been sold over the last 12 months, and it will be reserved at 100% of fully loaded cost, which includes material, labor, and overhead allocation costs. Inventory part is considered excess that which exceeds last 2 years' part sales. Such excess inventory part is reserved at 50% of the fully loaded cost for the inventory. Notwithstanding the foregoing, each inventory part considered obsolete or excess is subject to a special circumstances test. If such inventory part is considered to meet a special circumstance, that inventory part is removed from excess or obsolete category and corresponding inventory reserves are removed. "Special circumstances" include: (i) a new part whose sale history is deemed insufficient by Miltex Companies managers to be used to determine its state of excess or obsolescence, (ii) private label part that has been custom-marked for a customer, and for which the customer has the obligation to purchase, and (iii) other specific situations as determined at the discretion of certain Miltex Companies managers. Data used to determine excess and obsolete inventory parts and corresponding reserves is downloaded from Miltex Companies' Dataflo database.

Notwithstanding the foregoing, no obligations of the Miltex Companies paid by Buyer from the Purchase Price at the Closing shall be included as a current liability in calculating the Closing Working Capital.


The following is an example of the calculation of Working Capital for the Miltex Companies dated as of December 31, 2005:

                                                                         As of December 31, 2005
 Cash                                                                         $ 216,000
 Accounts receivable, net of allowance for doubtful
 accounts                                                                     7,729,000
 Inventory, net of reserves                                                  14,711,000
 Prepaid expenses and other current assets                                      872,000
                                                                                -------
          Total current assets:                                             $23,528,000

 Accounts payable, other than payables to Affiliates                         $1,589,000
 Accrued expenses                                                             5,040,000
                                                                              ---------

          Total current liabilities:                                         $6,629,000
                   Net Working Capital                                      $16,899,000


                               Exhibit 2.2(a)(ii)

                    Certain Obligations to be Paid at Closing

1. Any amounts owing under the Amendment and Restatement of the Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of April 30, 2004, by and among Miltex, Inc., Miltex Dental, Inc., the other credit parties signatory thereto, the lenders signatory thereto from time to time, Keybank National Association, General Electric Capital Corporation and GECC Capital Markets Group, Inc., as amended through December 29, 2005, together with the Collateral Documents (as such term is defined in the Credit Agreement), including:

           a. Term Note C, dated as of April 30, 2004, made by Miltex Dental, Inc. in favor of General Electric Capital Corporation.

           b. Term Note A, dated as of December 29, 2005, made by Miltex, Inc. in favor of General Electric Capital Corporation.

           c. Term Note B, dated as of December 29, 2005, made by Miltex, Inc. in favor of General Electric Capital Corporation.

           d. Term Note C, dated as of December 29, 2005, made by Miltex, Inc. in favor of General Electric Capital Corporation.

           e. Revolving Note, dated as of December 29, 2005, made by Miltex, Inc. in favor of General Electric Capital Corporation.

           f. Swing Line Note, dated as of December 29, 2005, made by Miltex, Inc. in favor of General Electric Capital Corporation.

2. Revolving Line of Credit Note, dated as of August 18, 2004, made by Miltex, Inc. in favor of Miltex Technology Corporation in the principal amount of $60,000,000(1).

3. Promissory Note, dated as of August 18, 2004, made by Miltex, Inc. in favor of Miltex Technology Corporation in the principal amount of $60,000,000(1).

4. Intercompany Note, dated as of May 13, 2005, made by Miltex, Inc. in favor of Miltex Technology Corporation(1).

5. Loan made by the Pennsylvania Industrial Development Authority ("PIDA") to York County Industrial Development Corporation, as borrower, in the original principal amount of $990,000.00, as evidenced by that certain Note dated May 2, 1995. The duties and obligations of York County Industrial Development Corporation as "maker" thereunder were assumed by Moyco Industries, Inc. pursuant to that certain Consent,

(1) No payments will be made but the agreement will be terminated.

         Subordination and Assumption Agreement dated as of May 2, 1995, which obligations were later assumed by Miltex Dental Technologies, Inc. pursuant to that certain Assignment and Assumption Agreement dated as of May 25, 2001.(2)

6.       Foreign currency forward contracts (see below).

Miltex, Inc.
Euro Hedging 2005, 2006
Forward Contracts 2006
------------------ ---------------- --------------- -----------------
Value              Exchange Rate    Euro Amount          US$ Amount
------------------ ---------------- --------------- -----------------
1/4/2006           1.2842           (euro) 212,500       $272,892.50
------------------ ---------------- --------------- -----------------
1/17/2006          1.2845           (euro) 212,500       $272,956.25
------------------ ---------------- --------------- -----------------
2/1/2006           1.2847           (euro) 212,500       $272,998.75
------------------ ---------------- --------------- -----------------
2/15/2006          1.2849           (euro) 212,500       $273,041.25
------------------ ---------------- --------------- -----------------
3/1/2006           1.2851           (euro) 212,500       $273,083.75
------------------ ---------------- --------------- -----------------
3/15/2006          1.2854           (euro) 212,500       $273,147.50
------------------ ---------------- --------------- -----------------
4/3/2006           1.2857           (euro) 212,500       $273,211.25
------------------ ---------------- --------------- -----------------
4/18/2006          1.2860           (euro) 212,500       $273,275.00
------------------ ---------------- --------------- -----------------
5/2/2006           1.2862           (euro) 212,500       $273,317.50
------------------ ---------------- --------------- -----------------
5/15/2006          1.2864           (euro) 212,500       $273,360.00
------------------ ---------------- --------------- -----------------
6/1/2006           1.2868           (euro) 212,500       $273,445.00
------------------ ---------------- --------------- -----------------
6/15/2006          1.2870           (euro) 212,500       $273,487.50
------------------ ---------------- --------------- -----------------
7/3/2006           1.2873           (euro) 212,500       $273,551.25
------------------ ---------------- --------------- -----------------
7/14/2006          1.2875           (euro) 212,500       $273,593.75
------------------ ---------------- --------------- -----------------
8/1/2006           1.2878           (euro) 212,500       $273,657.50
------------------ ---------------- --------------- -----------------
8/15/2006          1.2881           (euro) 212,500       $273,721.25
------------------ ---------------- --------------- -----------------
9/1/2006           1.2883           (euro) 212,500       $273,763.75
------------------ ---------------- --------------- -----------------
9/15/2006          1.2886           (euro) 212,500       $273,827.50
------------------ ---------------- --------------- -----------------
10/2/2006          1.2889           (euro) 212,500       $273,891.25
------------------ ---------------- --------------- -----------------
10/16/2006         1.2892           (euro) 212,500       $273,955.00
------------------ ---------------- --------------- -----------------
11/1/2006          1.2894           (euro) 212,500       $273,997.50
------------------ ---------------- --------------- -----------------
11/15/2006         1.2899           (euro) 212,500       $274,103.75
------------------ ---------------- --------------- -----------------
12/1/2006          1.2901           (euro) 212,500       $274,146.25
------------------ ---------------- --------------- -----------------
12/15/2006         1.2904           (euro) 212,500       $274,210.00
------------------ ---------------- --------------- -----------------

(2) If not paid prior to Closing


Miltex, Inc.
Euro Hedging 2005, 2006
Participating Forwards 2006
----------- ------------ --------------- --------------- -------------- --------------
Maturity    Value        Put             Key Put         Call            Miltex Call
Date        Date         Amount          Option Strike   Amount          Option Strike
----------- ------------ --------------- --------------- -------------- --------------
1/9/2006    1/11/2006    (euro) 212,500       1.2300     (euro) 158,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
1/23/2006   1/25/2006    (euro) 212,500       1.2300     (euro) 158,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
2/8/2006    2/10/2006    (euro) 212,500       1.2300     (euro) 158,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
2/23/2006   2/27/2006    (euro) 212,500       1.2300     (euro) 158,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
3/8/2006    3/10/2006    (euro) 212,500       1.2300     (euro) 158,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
3/23/2006   3/27/2006    (euro) 212,500       1.2300     (euro) 158,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
4/10/2006   4/12/2006    (euro) 212,500       1.2300     (euro) 158,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
4/24/2006   4/26/2004    (euro) 212,500       1.2300     (euro) 157,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
5/8/2006    5/10/2006    (euro) 212,500       1.2300     (euro) 157,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
5/23/2006   5/25/2006    (euro) 212,500       1.2300     (euro) 157,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
6/8/2006    6/12/2006    (euro) 212,500       1.2300     (euro) 156,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
6/23/2006   6/27/2006    (euro) 212,500       1.2300     (euro) 156,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
7/10/2006   7/12/2006    (euro) 212,500       1.2300     (euro) 156,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
7/24/2006   7/26/2006    (euro) 212,500       1.2300     (euro) 155,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
8/8/2006    8/10/2006    (euro) 212,500       1.2300     (euro) 155,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
8/23/2006   8/25/2006    (euro) 212,500       1.2300     (euro) 155,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
9/8/2006    9/12/2006    (euro) 212,500       1.2300     (euro) 155,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
9/25/2006   9/27/2006    (euro) 212,500       1.2300     (euro) 155,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
10/10/2006  10/12/2006   (euro) 212,500       1.2300     (euro) 154,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
10/23/2006  10/25/2006   (euro) 212,500       1.2300     (euro) 153,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
11/8/2006   11/10/2006   (euro) 212,500       1.2300     (euro) 153,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
11/24/2006  11/28/2006   (euro) 212,500       1.2300     (euro) 152,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
12/8/2006   12/12/2006   (euro) 212,500       1.2300     (euro) 152,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------
12/27/2006  12/29/2006   (euro) 212,500       1.2300     (euro) 152,000   1.3225
----------- ------------ --------------- --------------- -------------- ----------


Miltex, Inc.
Yen Hedging 2006
Forward Contracts 2006 - Key Bank
----------- ------------ ------------- -------------- ---------
Value       Exchange     Yen           US$
Date        Rate         Amount        Amount         Bank
----------- ------------ ------------- -------------- ---------
1/31/2006   108.3800     20,000,000    $184,535.89    Key
----------- ------------ ------------- -------------- ---------
1/31/2006   108.8000     15,000,000    $137,867.65    Key
----------- ------------ ------------- -------------- ---------
2/28/2006   108.0500     20,000,000    $185,099.49    Key
----------- ------------ ------------- -------------- ---------
2/28/2006   108.4500     15,000,000    $138,312.59    Key
----------- ------------ ------------- -------------- ---------
3/31/2006   107.6800     20,000,000    $185,735.51    Key
----------- ------------ ------------- -------------- ---------
3/31/2006   108.0500     15,000,000    $138,824.62    Key
----------- ------------ ------------- -------------- ---------
4/28/2006   107.7000     35,000,000    $324,976.79    Key
----------- ------------ ------------- -------------- ---------
5/31/2006   107.2800     35,000,000    $326,249.07    Key
----------- ------------ ------------- -------------- ---------
6/30/2006   107.0000     35,000,000    $327,102.80    Key
----------- ------------ ------------- -------------- ---------
7/31/2006   109.6100     35,000,000    $319,313.93    Key
----------- ------------ ------------- -------------- ---------
8/31/2006   109.1900     35,000,000    $320,542.17    Key
----------- ------------ ------------- -------------- ---------
9/29/2006   109.1000     35,000,000    $320,806.60    Key
----------- ------------ ------------- -------------- ---------
10/31/2006  113.2600     35,000,000    $309,023.49    Key
----------- ------------ ------------- -------------- ---------
11/30/2006  113.0200     35,000,000    $309,679.70    Key
----------- ------------ ------------- -------------- ---------
12/29/2006  112.3700     35,000,000    $311,471.03    Key
----------- ------------ ------------- -------------- ---------

Miltex, Inc.
Euro Hedging
Forward Contracts 2007 - Key Bank
-------------- ------------- ----------------- ----------------------
Value          Exchange      Euro              US$
Date           Rate          Amount            Amount
-------------- ------------- ----------------- ----------------------
1/31/2007      1.2000        (euro) 950,000         $1,140,000.00
-------------- ------------- ----------------- ----------------------
2/28/2007      1.2060        (euro) 950,000         $1,145,700.00
-------------- ------------- ----------------- ----------------------
3/30/2007      1.2070        (euro) 950,000         $1,146,650.00
-------------- ------------- ----------------- ----------------------
4/30/2007      1.2090        (euro) 950,000         $1,148,550.00
-------------- ------------- ----------------- ----------------------
5/31/2007      1.2110        (euro) 950,000         $1,150,450.00
-------------- ------------- ----------------- ----------------------
6/29/2007      1.2130        (euro) 950,000         $1,152,350.00
-------------- ------------- ----------------- ----------------------
7/31/2007      1.2150        (euro) 950,000         $1,154,250.00
-------------- ------------- ----------------- ----------------------
8/31/2007      1.2170        (euro) 950,000         $1,156,150.00
-------------- ------------- ----------------- ----------------------
9/28/2007      1.2190        (euro) 950,000         $1,158,050.00
-------------- ------------- ----------------- ----------------------
10/31/2007     1.2200        (euro) 950,000         $1,159,000.00
-------------- ------------- ----------------- ----------------------
11/30/2007     1.2220        (euro) 950,000         $1,160,900.00
-------------- ------------- ----------------- ----------------------
12/31/2007     1.2240        (euro) 950,000         $1,162,800.00
-------------- ------------- ----------------- ----------------------


Miltex, Inc.
Yen Hedging 2007
Forward Contracts 2007 - Key Bank
--------------- ------------- -------------- -------------- -----------
Value           Exchange      Yen            US$
Date            Rate          Amount         Amount         Bank
--------------- ------------- -------------- -------------- -----------
1/31/2007       111.8700      35,000,000     $312,863.14    Key
--------------- ------------- -------------- -------------- -----------
2/28/2007       111.4500      35,000,000     $314,042.17    Key
--------------- ------------- -------------- -------------- -----------
3/30/2007       111.0600      35,000,000     $315,144.97    Key
--------------- ------------- -------------- -------------- -----------
4/30/2007       110.6500      35,000,000     $316,312.70    Key
--------------- ------------- -------------- -------------- -----------
5/31/2007       110.2400      35,000,000     $317,489.11    Key
--------------- ------------- -------------- -------------- -----------
6/29/2007       109.8400      35,000,000     $318,645.30    Key
--------------- ------------- -------------- -------------- -----------